                                                                   Exhibit 10.17

                                     LEASE

                                    BETWEEN

                      SYCAMORE NETWORKS, INC., AS TENANT

                                      AND

                  BCIA NEW ENGLAND HOLDINGS LLC, AS LANDLORD



                ONE EXECUTIVE DRIVE, CHELMSFORD, MASSACHUSETTS

                               TABLE OF CONTENTS

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                                                               PAGE
                                                               ----
ARTICLE 1 BASIC DATA; DEFINITIONS...............................  1

1.1 Basic Data..................................................  1

1.2 Enumeration of Exhibits.....................................  3

ARTICLE 2 PREMISES AND APPURTENANT RIGHTS.......................  4

2.1 Lease of Premises...........................................  4

2.2 Appurtenant Rights and Reservations.........................  4

ARTICLE 3 BASIC RENT............................................  5

3.1 Payment.....................................................  5

ARTICLE 4 COMMENCEMENT DATE/TERM................................  5

4.1 Commencement Date...........................................  5

4.2 Option to Terminate.........................................  6

ARTICLE 5 CONDITION OF PREMISES.................................  7

5.1 Condition of Premises.......................................  7

5.2 Preparation of the Premises.................................  7

ARTICLE 6 USE OF PREMISES.......................................  8

6.1 Permitted Use...............................................  8

6.2 Installations and Alterations by Tenant.....................  8

6.3 Extra Hazardous Use......................................... 10

6.4 Hazardous Materials......................................... 10

ARTICLE 7 ASSIGNMENT AND SUBLETTING............................. 11

7.1  Prohibition................................................ 11

7.2  Acceptance of Rent......................................... 12

7.3  Excess Payments............................................ 12

7.4  Tenant Remains Liable...................................... 12

7.5  Acceptance of Rent......................................... 13

7.6  Landlord's Recapture Right................................. 13

7.7  Reimbursement.............................................. 14

7.8  Sublease Consents.......................................... 14

ARTICLE 8 RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES;
          SERVICES TO BE FURNISHED BY LANDLORD.................. 14

8.1  Landlord Repairs........................................... 14

8.2  Tenant Repairs............................................. 14

8.3  Floor Load - Heavy Machinery............................... 16
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
8.4       Utility Services....................................................  16
8.5       Interruption of Service.............................................  16

ARTICLE 9      REAL ESTATE TAXES, OPERATING EXPENSES AND RECONCILIATION.......  17

9.1       Real Estate Taxes...................................................  17
9.2       Operating Expenses..................................................  19
9.3       Reconciliation Adjustment...........................................  21

ARTICLE 10     UTILITY PAYMENTS...............................................  22

ARTICLE 11     INDEMNITY AND PUBLIC LIABILITY INSURANCE.......................  22

11.1      Tenant's Indemnity..................................................  22
11.2      Tenant Public Liability Insurance...................................  23
11.3      Tenant Casualty Insurance...........................................  23
11.4      General Insurance Requirements......................................  23
11.5      Tenant's Risk.......................................................  23
11.6      Waiver of Subrogation...............................................  24

ARTICLE 12     FIRE, EMINENT DOMAIN, ETC......................................  24

12.1      Termination Rights..................................................  24
12.2      Landlord's Insurance................................................  25
12.3      Abatement of Rent...................................................  26
12.4      Condemnation Award..................................................  26

ARTICLE 13     HOLDING OVER; SURRENDER........................................  26

13.1      Holding Over........................................................  26
13.2      Surrender of Premises...............................................  27

ARTICLE 14     RIGHTS OF MORTGAGEES...........................................  27

14.1      Rights of Mortgagees................................................  27
14.2      Assignment of Rents.................................................  28
14.3      Notice to Holder....................................................  28

ARTICLE 15     TRANSFER OF TITLE..............................................  28

15.1      Sale/Lease Back.....................................................  28
15.2      Landlord Liability After Transfer...................................  28

ARTICLE 16     DEFAULT; REMEDIES..............................................  29

16.1      Tenant's Default....................................................  29
16.2      Landlord's Remedies.................................................  32
16.3      Additional Rent.....................................................  33
16.4      Remedying Defaults..................................................  33

16.5    Remedies Cumulative..................................................33

16.6    Waiver...............................................................34

16.7    Security Deposit.....................................................34

16.8    Landlord's Default...................................................35

16.9    Tenant Remedying Landlord's Default..................................35

16.10   Independent Covenant.................................................35


ARTICLE 17 MISCELLANEOUS PROVISIONS..........................................36

17.1    Rights of Access.....................................................36

17.2    Covenant of Quiet Enjoyment..........................................36

17.3    Landlord's Liability.................................................36

17.4    Estoppel Certificate.................................................37

17.5    Brokerage............................................................37

17.6    Rules and regulations................................................37

17.7    Invalidity of Particular Provisions..................................37

17.8    Provisions Binding, Etc..............................................38

17.9    Recording............................................................38

17.10   Notice...............................................................38

17.11   When Lease Becomes Binding; Entire Agreement; Modification...........39

17.12   Headings and Interpretation of Sections..............................39

17:13   Dispute Resolution...................................................39

17:14   Financial Statements.................................................39

17:15   Waiver of Jury Trial.................................................40

17:16   Time Is of the Essence...............................................40

17.17   Multiple Counterparts................................................40

17.18   Governing Law........................................................40

                                   L E A S E
                                   ---------

      THIS LEASE is dated as of October 27, 2000 between the Landlord and the Tenant named below, and is of the Premises (defined below).

                                   ARTICLE 1
                            BASIC DATA; DEFINITIONS
                            -----------------------

      1.1  Basic Data. Each reference in this Lease to any of the following
           ----------
terms shall be construed to incorporate the data for that term set forth in this
Section 1.1:

      Landlord: BCIA New England Holdings LLC, a Delaware limited liability company.

      Landlord's Address: c/o Boston Capital Institutional Advisors LLC, One Boston Place, Boston, Massachusetts 02108.

      Landlord's Managing Agent: BCIA Property Management LLC, or such other person, or entity from time to time designated by Landlord.

      Tenant: Sycamore Networks, Inc., a Delaware corporation.

      Tenant's Address: 150 Apollo Drive, Chelmsford, Massachusetts 01824.

     Building: The building commonly known and numbered as One Executive Drive, Chelmsford, Massachusetts, as shown on the site plan attached hereto as Exhibit
                                                                        -------
A.
-

      Land: The parcel of land upon which the Building is situated, as more particularly described on Exhibit B attached hereto, including without
                          ---------
limitation, the land contained within the easement areas referred to therein.

      Property: The Land together with the Building and other improvements thereon.

      Premises: All floors of the Building which have been delivered, from time to time, by Landlord to Tenant in accordance with Section 4.1 of this Lease, with Landlord ultimately delivering to Tenant the entire Building, whereupon the Premises shall consist of the entire Building; provided, however, if Landlord exercises its right to recapture any portion of the Building under Section 7.6 of this Lease, the Premises shall consist of only those interior portions of the Building which have been delivered to Tenant and which have not been so recaptured.

      Premises Rentable Area: Agreed to be 111,454 rentable square feet; provided, however, if Landlord exercises its right under Section 7.6 of this Lease to recapture any portion of the Building, the Premises Rentable Area shall be reduced by the rentable area of such recaptured portion.

     Park: The business park or parks and/or industrial park or parks or properties of which the Building is a part or with which the Property shares roads, drainage, utilities or other facilities.

     1st Floor: The first floor of the Building, which is hereby agreed to be 38,191 rentable square feet, and which comprises 34.27% of the rentable area of the Building.

     2nd Floor: The second floor of the Building, which is hereby agreed to be 35,356 rentable square feet, and which comprises 31.72% of the rentable area of the Building.

     3rd Floor: The third floor of the Building, which is hereby agreed to be 37,907 rentable square feet, and which comprises 34.01% of the rentable area of the Building.

     Basic Rent: The annual Basic Rent for each one year period during the Term (with such amount to be prorated for each partial year falling within the Term), as follows:

------------------------------------------------------------------------------
          ANNUAL BASIC RENT                  MONTHLY PAYMENT
------------------------------------------------------------------------------
         $ 2,507,715.00                      $ 208,976.25
------------------------------------------------------------------------------

     Rent: Basic Rent and Additional Rent.

     Tenant's Share: 100%; provided, however, if Landlord exercises its right under Section 7.6 of this Lease to recapture any portion of the Premises, Tenant's Share shall equal the ratio of (i) the rentable area of the Building delivered to Tenant under Section 4.1 of this Lease and not recaptured under
Section 7.6 of this Lease to (ii) 111,454 rentable square feet.

     Additional Rent: All charges and sums which Tenant is obligated to pay to Landlord pursuant to the provisions of this Lease, other than and in addition to Basic Rent.

     Security Deposit: $161,664.17, in the form of a Letter of Credit satisfying the requirements of, and to be held and disposed of as provided in,
Section 16.7 herein.

     Commencement Date: See Section 4.1.

     Term Commencement Date: The Commencement Date for the floor of the Premises first delivered by Landlord to Tenant in accordance with Section 4.1 of this Lease.

     Expiration Date: As to the entire Premises, the day immediately preceding the tenth (10/th/) anniversary of the Commencement Date for the floor of the Premises last delivered by Landlord to Tenant pursuant to Section 4.1 herein, except that if such Commencement Date is other than the first day of a calendar month, the expiration of the Term shall be at the close of the last day of the calendar month in which such anniversary falls.

     Term: The period of time commencing on the respective Commencement Dates (determined pursuant to Section 4.1 herein) and expiring at the close of the day on the Expiration Date. The Term shall include any extension thereof that is expressly provided for by this Lease and that is effected strictly in accordance with this Lease; if no extension of the Term is expressly provided for by this Lease, no right to extend the Term shall be implied by this provision.

     Initial General Liability Insurance: $5,000,000.00 per occurrence/$10,000,000.00 aggregate (combined single limit) for property damage, bodily injury or death.

     Permitted Uses: Administration, sales and other general office purposes; research and development (including engineering laboratories), and design, assembly, light manufacturing, testing, storage and shipping of electronic products and components; all to the extent permitted by Applicable Laws, and for no other purpose whatsoever without Landlord's prior written consent, which Landlord shall not unreasonably withhold, delay or condition.

     Agent: Officers, directors, members, managers, partners, employees, servants and agents.

     Force Majeure: Collectively and individually, strikes, lockouts or other labor troubles, fire or other casualty, accidents, acts of God, governmental preemption of priorities or other controls in connection with a national or other public emergency, shortages of fuel, supplies or labor resulting from any of the foregoing, or any other cause, whether similar or dissimilar, beyond the reasonable control of the party required to perform an obligation, excluding financial constraints of such party.

     Business Days: All days except Saturdays, Sundays, and other days when federal or state banks in the state in which the Property is located are not open for business.

     Applicable Laws: All rules, regulations, statutes, orders, ordinances, by-laws, permitting and licensing requirements, or other laws in effect from time to time, and as the same may be amended, which are applicable to the Property, and including, without limitation, the Americans With Disabilities Act of 1990 and any applicable state and local regulations regarding architectural access or comparable regulations imposed by any Governmental Authority.

     Governmental Authorities: All governmental or quasi-governmental bodies, agencies, departments, boards, offices, commissions or authorities possessing or claiming jurisdiction with regard to the Tenant or the Property.

     1.2  Enumeration of Exhibits. The following Exhibits are attached hereto,
          -----------------------
are made a part of this Lease, are incorporated herein by reference, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and/or Tenant, as the case may be, to perform the obligations stated therein.

          Exhibit A - Site Plan of Building
          Exhibit B - Legal Description of Land
          Exhibit C - Operating Expenses
          Exhibit D - Rules and Regulations of Building
          Exhibit E - Form of Notice of Lease
          Exhibit F - Form of Letter of Credit
          Exhibit G - Form of SNDA

                                   ARTICLE 2
                        PREMISES AND APPURTENANT RIGHTS
                        -------------------------------

     2.1 Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby
         -----------------
leases from Landlord the Premises, to have and to hold, for the Term and upon the terms and conditions hereinafter set forth.

     2.2 Appurtenant Rights and Reservations.
         -----------------------------------

          (a) Appurtenant Rights. Tenant shall have, as appurtenant to the
              ------------------
Premises, the non-exclusive right to use, and permit its Agents and invitees to use in common with others entitled thereto, the easements, rights of way or other rights, if any, which are appurtenant to the Property pursuant to any recorded documents evidencing such easements or rights; but such rights shall always be subject to such conditions, rules and regulations from time to time established by Landlord pursuant to Section 17.6 (the "Rules and Regulations") and to the right of Landlord to designate and change from time to time such appurtenant rights pursuant to the terms of the recorded documents evidencing such rights and to grant and modify easements and other encumbrances so long as the same do not materially and adversely interfere with the use of the Premises by Tenant. Tenant and any other tenant of any portion of the Building recaptured by Landlord under Section 7.6 of this Lease shall each have the right, in common with the other, to use the parking and loading areas on the Property, the driveways and sidewalks providing access to the Building and said parking and loading areas, the entrances, lobbies, stairways, elevators and corridors necessary for access to their respective leased premises, and the ducts, conduits, wires, cables, pipes, chases and other systems and equipment necessary to provide heat, ventilation, air conditioning, electricity, gas, water, sewer, telecommunications and other utility services to their respective leased premises, all such rights in the Property being subject to the rights of others pursuant to easements and encumbrances of record insofar as in force and applicable, including without limitation, the exclusive right of an abutting owner to use the area designated as Parking Easement B as shown on the plan attached hereto as Exhibit A.
                   ---------

          (b) Reservations. Landlord reserves the right to post "For Sale" signs
              ------------
on the Property at any time during the Term hereof, and "For Lease" signs on the Property during the last twelve (12) months of the Term hereof.

          (c) Temporary Common Areas. From and after the delivery of any of the
              ----------------------
floors of the Building by Landlord to Tenant and until the delivery of all of the Building by Landlord to Tenant, Tenant and any other tenant of the Building shall each have the right to use in common with the other(s), the areas of the Building and the Property which would generally be considered common areas in a multi-tenant building, including without limitation, the stairways, stairwells, elevators, utility closets, pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common any areas of the Building occupied by such other tenants, the common corridors and lobby on the 1/st/ Floor, the cafeteria and shower/locker room facilities on the 2/nd/ Floor, and the common walkways, driveways, loading dock, and parking areas of the Property, all subject to the reasonable rules and regulations of Landlord from time to time. Tenant shall be responsible for performing, at its sole cost, any work required to demise the Premises from the premises of any other tenant occupying any portion of the Building.

                                   ARTICLE 3
                                  BASIC RENT
                                  ----------
     3.1 Payment.
         -------

          (a) Tenant agrees to pay the Basic Rent and Additional Rent to Landlord, or as directed by Landlord, commencing on the Commencement Dates for each of the three (3) floors of the Building, at the annual rate specified in
Section 1.1 as to Basic Rent and as specified herein as to Additional Rent. All such Rent and Additional Rent shall be prorated based upon the total of the percentages of the Building set forth in Section 1.1 for any such floor or floors of the Building for which the Commencement Date has occurred from time to time, without offset, abatement (except as provided in Section 12.3), deduction or demand. Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, to Landlord at Fleet Lock Box, Boston Capital, Box 31130,99 Founder's Plaza, Hartford, CT 06150 or at such other place as Landlord shall from time to time designate by notice, in lawful money of the United States. Landlord and Tenant agree that all amounts due from Tenant under or in respect of this Lease, whether labeled Basic Rent, Additional Rent or otherwise, shall be considered as rental reserved under this Lease for all purposes, including without limitation regulations promulgated pursuant to the United States Bankruptcy Code (the "Bankruptcy Code"), and including further without limitation Section 502(b) thereof.

          (b) If the Commencement Date for any floor of the Building occurs on a date other than the first day of a calendar month, the portion of the monthly installment of Basic Rent for the calendar month in which such Commencement Date attributable to such floor occurs shall be calculated at a rate of l/30 of such portion for each day of such calendar month falling on or after such Commencement Date. If the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

                                   ARTICLE 4
                            COMMENCEMENT DATE/TERM
                            ----------------------

     4.1 Commencement Date. The "Commencement Date(s)" for each of the 1st
         -----------------
Floor, the 2nd Floor and the 3rd Floor shall be the date on which Landlord delivers such floor to Tenant, free of all tenants and occupants (except for the personalty of such tenants and occupants as has then been purchased by Tenant), in the condition required pursuant to Section 5.1. Landlord shall use reasonable efforts to give written notice to Tenant at least five (5) Business Days before the date upon which it anticipates delivering the Premises or any such floor to Tenant; provided, however, that Landlord shall not be liable for non-delivery by such date. The Term of this Lease as to the entire Premises shall expire on the Expiration Date.

     Notwithstanding the definition of the term "Commencement Date," except where an obligation is expressly provided herein to commence on the Commencement Date, all obligations of the parties shall commence on the date hereof. Beginning on the Commencement Date for each floor of the Building, Tenant shall have the right to access each such floor twenty-four (24) hours per day and seven (7) days per week through the use of an access card or key system.

     Tenant acknowledges that the Premises is currently occupied by another tenant. Landlord shall use reasonable efforts to deliver each floor of the Building to Tenant within five (5) Business Days after the current tenant vacates such floor in the condition required by Landlord's agreement with such tenant, but Landlord shall not be liable to Tenant for failing to deliver the Premises to Tenant due to such current tenant's failure to vacate the Premises in the condition required by Landlord's agreement with such tenant; provided, however, if Landlord fails to deliver the entire Premises to Tenant on or before December 31, 2001, Tenant shall thereafter have the right to terminate this Lease by written notice to Landlord delivered at any time before Landlord delivers the entire Premises to Tenant.

     4.2  Option to Terminate. Provided that Tenant has then cured or eliminated
          -------------------
the conditions giving rise to any Default of Tenant occurring during the Term and Landlord has not yet exercised its right to terminate this Lease as a result thereof. Tenant shall have the option (the "Termination Option"), exercisable only on or before the expiration of the 5/th/ Lease Year (the "Option Exercise Date"), to terminate the Term of this Lease effective as of the last day of the 6/th/ Lease Year (the "Early Termination Date"). The Termination Option may only be exercised by Tenant by delivering to Landlord on or before the Option Exercise Date (1) a written notice of Tenant's exercise of the Termination Option and (2) a cash termination payment in the sum of $3,176,439.00. Notwithstanding the foregoing, if the Termination Option is exercised at any time after Landlord has recaptured any portion of the Building pursuant to
Section 7.6 hereof, then the payment to be delivered with the notice of Tenant's exercise of the Termination Option as aforesaid shall be reduced to an amount determined by multiplying $3,176,439.00 by Tenant's Share as of the date of such exercise. For example, if Landlord has recaptured 50% of the Building, such payment shall equal 50% of $3,176,439.00. Upon the delivery of such notice and sum on or before the Option Exercise Date, the Termination Option shall be deemed exercised whereupon the Term of this Lease shall automatically terminate on the Early Termination Date, with all the terms and conditions of this Lease, including without limitation, the obligation to pay Rent, remaining in full force and effect until the Early Termination Date whereupon all such terms and conditions shall terminate except those which are specifically stated in this Lease to survive the expiration or earlier termination of the Term hereof. If Tenant does not timely exercise the Termination Option in accordance with the provisions of this Section 4.2, the Termination Option and this Section 4.2 shall be null and void and without further force and effect.

                                   ARTICLE 5
                             CONDITION OF PREMISES
                             ---------------------

     5.1  Condition of Premises. The Premises are being leased by Tenant in
          ---------------------
their condition as of the date of this Lease, "As Is," reasonable wear and tear excepted, without representation or warranty by Landlord. On each of the respective Commencement Dates, Landlord shall deliver to Tenant a full floor of the Building although two (2) floors or all of the

Premises may be delivered by Landlord to Tenant simultaneously. Tenant acknowledges that it has inspected the Premises and has found the same satisfactory.

     5.2  Preparation of the Premises.
          ---------------------------

          (a) Tenant shall prepare, at its sole cost and expense, plans for the interior finish and layout of the initial improvements (the "Initial Work") which Tenant desires to have performed in the Premises (the "Plans"). The Plans shall be submitted to Landlord for its approval, together with a construction budget setting forth the anticipated costs for the Initial Work (the "Estimated Initial Work Budget"). Landlord shall approve or disapprove of the Plans within ten (10) Business Days of receiving them, which approval shall not be unreasonably withheld, delayed or conditioned, with a specific, detailed explanation of each reason for any disapproval. No Initial Work shall be conducted by Tenant until the Plans have been fully approved in writing by Landlord. At Tenant's sole cost and expense, Tenant shall cause the Plans to be revised in a manner sufficient to remedy the Landlord's reasonable objections and/or respond to the Landlord's reasonable concerns and shall deliver such revised Plans to Landlord, and Landlord shall either approve or disapprove Tenant's revised Plans within ten (10) Business Days following the date of submission, with a specific, detailed explanation of each reason for any disapproval. Landlord's failure to timely respond to Tenant's submitted Plans or revised Plans shall be deemed to be an approval thereof.

     The Plans shall be stamped by a Massachusetts registered architect and engineer, such architect and engineer and Tenant's construction manager, general contractor and subcontractors, being subject to Landlord's prior approval, which Landlord shall not unreasonably withhold, delay or condition, and shall comply with all Applicable Laws and the requirements of the Rules and Regulations and shall be in a form satisfactory to appropriate Governmental Authorities responsible for issuing permits, approvals and licenses required for such Initial Work.

          (b) All of the Initial Work shall be completed in accordance with the requirements set forth in the Rules and Regulations.

                                  ARTICLE 6
                                USE OF PREMISES
                                ---------------

     6.1  Permitted Use.
          -------------

          (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses and for no other use without Landlord's prior express written consent.

          (b) Tenant agrees to conform to the following provisions during the Term of this Lease:

               (i) Tenant shall not perform any act or carry on any practice which may injure the Premises, or cause any offensive odors or loud noise or constitute a nuisance or a menace;

               (ii) Tenant will not place on the exterior of the Building (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Property, to the extent visible to the public, any sign, symbol, advertisement or the like, without Landlord's prior written consent. Landlord will not withhold consent for any signs and lettering provided that such signs or lettering comply with law and conform to any sign standards of Landlord and/or the Park, and provided that Tenant has submitted to Landlord a plan or sketch in reasonable detail (showing, without limitation, size, color, location, materials and method of affixation) of the sign to be placed on the Building or any part of the Property visible to the public;

               (iii) Tenant shall, in its use of the Premises, comply with the requirements of all Applicable Laws; and

     6.2  Installations and Alterations by Tenant.
          ---------------------------------------

          (a) Tenant shall make no alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements (collectively, "Alterations") in or to the Premises (including any Alterations, other than the Initial Work, necessary for Tenant's initial occupancy of the Premises) without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed with respect to non-structural Alterations; provided, however, Tenant shall have the right, without Landlord's consent, to make Alterations that (x) do not affect the Structure (as defined in Section 8.1) of the Building or the exterior of the Building, (y) do not have any material effect on the Building's life safety, heating, ventilating, and air-conditioning ("HVAC"), electrical, plumbing or mechanical systems or any other Building systems, and (z) do not cost in excess of $50,000 in any single instance or $100,000 in the aggregate for any twelve (12) month period (any such Alterations satisfying the foregoing conditions (x), (y) and (z) being hereinafter called "Minimal Alterations"). Any Alterations shall be constructed in accordance with plans and specifications meeting the requirements set forth in the Rules and Regulations and approved in advance by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned; provided, however, that Tenant shall not be required to submit to Landlord plans and specifications for Minimal Alterations. All Alterations shall (i) be performed in a good and workmanlike manner and in compliance with all Applicable Laws; (ii) be made at Tenant's sole cost and expense; (iii) become part of the Premises and the property of Landlord (except that (a) if, at the time of Landlord's approval of such Alterations, Landlord elects in writing to require Tenant to remove the same, then Tenant shall remove the same upon Tenant's surrender of the Premises or (b) if, at such time as Tenant requests such approval, Tenant requests the right to remove such Alterations and Landlord approves such removal at the time of its approval of such Alterations, which approval shall not be unreasonably withheld or delayed, then Tenant shall be permitted to remove such Alterations upon Tenant's surrender of the Premises) except for Tenant's Removable Property, as defined in Section 6.2(c) below; (iv) be constructed in accordance with the Rules and Regulations, and (v) be coordinated with any work being performed by Landlord in such a manner as not to damage the Building or interfere with the construction or operation of the Building.

          (b) If any Alterations shall involve the removal of fixtures, equipment or other property in the Premises which are not Tenant's Removable Property, such fixtures, equipment or property shall be promptly replaced by Tenant at its expense with new fixtures, equipment or property of like utility and of at least equal quality.

          (c) All articles of personal property and all business and trade fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises ("Tenant's Removable Property") shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration or earlier termination of the Term, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

          (d) Notice is hereby given, and Landlord and Tenant hereby agree, that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Property or any portion thereof. Tenant agrees to pay promptly when due the entire cost of any work done on behalf of Tenant, Tenant's Agents or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to all or any part of the Property and to discharge any such liens which may so attach as provided below; provided, however, the filing of a notice of contract for any such labor or materials shall not constitute such a lien unless (i) such notice reflects unpaid amounts, or (ii) the contractor under such contract files a statement of claim. If, notwithstanding the foregoing, any such lien is filed against all or any part of the Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant or Tenant's Agents or independent contractors, Tenant, at its sole cost and expense, shall cause such lien to be dissolved within thirty (30) days after receipt of notice that such lien has been filed, by the payment thereof or by the filing of a bond sufficient to accomplish the foregoing, and shall deliver to Landlord evidence thereof within three (3) days of such dissolution. If Tenant shall fail so to discharge any such lien within such 30-day period, Landlord may, at its option, discharge such lien and treat the cost thereof (including reasonable attorneys' fees incurred in connection therewith) as Additional Rent payable upon demand, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the Default of Tenant in not discharging such lien. Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any Alterations by or on behalf of Tenant to the Premises, which obligation shall survive the expiration or earlier termination of this Lease.

     6.3  Extra Hazardous Use. Tenant covenants and agrees that Tenant will not
          -------------------
do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance carried by Landlord on the Premises or the Property above the standard rate applicable to Premises being occupied for the Permitted Uses. If the premium or rates payable with respect to, any policy or policies of insurance purchased by Landlord or Landlord's Managing Agent with respect to the Property increases as a result of any act or activity on or use of the Premises during the Term or payment by the insurer of any claim arising from any act or negligence of Tenant, or Tenant's Agents, independent contractors or invitees, Tenant shall pay such increase, from time to time, within thirty (30) days after demand therefor by Landlord, as Additional Rent.

     6.4  Hazardous Materials.
          -------------------

          (a) Tenant acknowledges that it has received and reviewed a copy of a certain site assessment report relating to the Property entitled "Phase I Environmental Site Assessment for Boston Capital Institutional Advisors LLC," prepared by Eckland Consultants Inc., dated April 30, 1999. As used herein the term "Hazardous Materials" shall mean each and every element, compound, chemical, mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law, including, without limitation, an "oil," "hazardous waste," "hazardous substance," or "chemical substance or mixture," as the foregoing terms (in quotations) are defined in Environmental Laws, as defined below. Tenant may use, store, handle and transport chemicals such as adhesives, lubricants, ink, solvents and other office and cleaning products of the kind and in amounts and in the manner customarily found and used in business offices and engineering laboratories in order to conduct its business at the Premises and to maintain and operate the business machines located in the Premises (collectively, "Permitted Hazardous Substances"). Tenant shall not, without Landlord's prior written consent, which Landlord shall not unreasonably withhold, delay or condition, allow, use, store, handle, treat, transport, release or dispose of any other Hazardous Materials on or about the Premises or the Property except as aforesaid. Prior to any such use, storage, handling, treatment or transport, Tenant shall provide to Landlord a detailed list of all such chemicals (and amounts thereof) which are not used in a typical office setting.

          (b) As used herein the term "Environmental Law" shall mean any federal, state and/or local statute, ordinance, bylaw, code, rule and/or regulation now or hereafter enacted, pertaining to any aspect of the environment or human health, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S)9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S)6901 et seq., the Toxic Substances Control Act, 15 U.S.C. (S)2061 et seq., the Federal Clean Water Act, 33 U.S.C. (S)1251, and the Federal Clean Air Act, 42 U.S.C. (S)7401 et seq., and all environmental laws of the state in which the Property is located, including without limitation, Chapter 21C, Chapter 21D, and Chapter 21E of the General Laws of Massachusetts and the regulations promulgated by the Massachusetts Department of Environmental Protection. Any handling, treatment, transportation, storage, disposal or use of Hazardous Materials by Tenant in or about the Premises or the Property and Tenant's use of the Premises shall comply with all applicable Environmental Laws.

          (c) Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold Landlord harmless from and against, any liabilities, losses claims, damages, interest, penalties, fines, attorneys' fees, experts' fees, court costs, remediation costs, and other expenses which result from the use, storage, handling, treatment, transportation, release, threat of release or disposal of Hazardous Materials in or about the Premises or the Property by Tenant or Tenant's Agents, independent contractors or invitees either prior to, during or after the Term of this Lease. The provisions of this
Section 6.4 shall survive the expiration or earlier termination of the Lease, regardless of the cause of such expiration or termination.

          (d) As used herein the term "Environmental Condition" shall mean any disposal, release or threat of release of Hazardous Materials on, from or about the Premises, the Building or the Property or storage of Hazardous Materials (other than Permitted Hazardous

Substances) on, from or about the Premises, the Building or the Property. Tenant shall give written notice to Landlord as soon as reasonably practicable of (i) any communication received by Tenant from any Governmental Authority concerning Hazardous Materials which relates to the Premises, the Building or the Property, and (ii) any Environmental Condition of which Tenant is aware.

                                   ARTICLE 7
                           ASSIGNMENT AND SUBLETTING
                           -------------------------

     7.1  Prohibition. Except as expressly provided in this Section 7.1, Tenant
          ------------
covenants and agrees that neither this Lease nor the Term and estate hereby granted, nor any interest herein or therein, will be assigned (collaterally, conditionally or otherwise), mortgaged, pledged, encumbered or otherwise transferred, whether voluntarily, involuntarily, by operation of law or otherwise, and that neither the Premises, nor any part thereof, will be encumbered in any manner by reason of any act or negligence on the part of Tenant, or used or occupied, or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than the Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses, use and occupancy agreements and the like) in whole or in part, or be offered or advertised for assignment or sublease by Tenant or any person acting on behalf of Tenant, without in each case, the prior written consent of Landlord. Without limiting the foregoing, any agreement: (x) which purports to relieve Tenant from the obligation to pay, or pursuant to which a third party agrees to pay on Tenant's behalf, all or any portion of the Rent under this Lease; and/or (y) pursuant to which a third party undertakes or is granted by or on behalf of Tenant the right to assign or attempt to assign this Lease or to sublet or attempt to sublet all or any portion of the Premises, shall for all purposes hereof be deemed to be an assignment of this Lease and subject to the provisions of this ARTICLE 7. Any contrary provision of this Lease notwithstanding, Tenant shall have the right to assign this Lease, voluntarily or by operation of law, or sublet all or any portion of the Premises to, or permit the occupancy of all or any portion of the Premises by, (i) any business organization controlling, controlled by, or under common control with, Tenant,
(ii) any business organization into or with which Tenant merges, or (iii) any business organization acquiring all or substantially all of Tenant's assets (any such assignment, sublet or occupancy being hereinafter called an "Affiliated Transfer"). For the purposes hereof, "control" shall mean having 51% of the voting rights or voting stock of Tenant or such other entity.

     7.2  Acceptance of Rent. If this Lease be assigned, or if the Premises or
          ------------------
any part thereof be sublet or occupied by anyone other than Tenant, whether or not in violation of the terms and conditions of this Lease, Landlord may, at any time and from time to time after a Default of Tenant, collect rent and other charges from the assignee, sublessee or occupant, and apply the net amount collected to the Rent and other charges herein reserved, but no such assignment, sublease, occupancy, collection or modification of any provision of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the payment and further performance of obligations on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular assignment, sublease or occupancy or other act for which Landlord's consent is required under paragraph
(a) of Section 7.1 shall not in any way diminish the prohibition stated in paragraph (a) of

Section 7.1 as to any further such assignment, sublease or occupancy or other act or the continuing liability of the original named Tenant.

     7.3  Excess Payments. Except in connection with Affiliated Transfers, if
          ---------------
Tenant assigns this Lease or sublets or otherwise permits occupancy of the Premises or any portion thereof, Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of all "Profits", which shall mean the amount, if any, by which (a) any and all consideration received by Tenant and attributable to any interest of Tenant under this Lease transferred in connection with such assignment or sublease, or other occupancy, after deducting any out-of-pocket expenses actually incurred by Tenant in connection with such assignment or sublease or other occupancy (with such reasonable expenses to be amortized without interest over the remaining Term (or, with respect to fit-up costs, the useful life thereof; if greater than the remaining Term) (the "Amortized Costs") and with such Amortized Costs and such excess payments to be recalculated upon any extension or renewal of the Term hereof), exceeds (b) in the case of an assignment, the Rent under this Lease, and in the case of a sublease or other occupancy, the portion of the Rent allocable proportionately to the portion of the Premises subject to such subletting.or other occupancy. Together with Tenant's notice and/or request for Landlord's consent to such assignment or sublet, Tenant shall deliver to Landlord a schedule of anticipated Profits and a schedule of anticipated Amortized Costs. All payments due pursuant to this
Section 7.3 shall be made on a monthly basis concurrently with Tenant's payment of Basic Rent hereunder. Notwithstanding the foregoing, the provisions of this
Section 7.3 shall impose no obligation on Landlord to consent to an assignment of this Lease or a subletting or other occupancy.

     7.4  Tenant Remains Liable. Landlord and Tenant agree that (i) no
          ---------------------
assignment or subletting hereunder (including Affiliated Transfers) shall relieve Tenant from its obligations hereunder, and Tenant shall remain fully and primarily liable therefor, and (ii) Landlord may withhold or revoke any consent by Landlord to a particular assignment if the assignee does not agree in writing with Landlord to be independently bound by and upon all of the covenants, agreements, terms, provisions conditions set forth in this Lease on the part of Tenant to be kept and performed and otherwise comply with this
ARTICLE 7 (and such assignee must enter into such an agreement with Landlord even if Landlord's consent is not required hereunder with respect to such assignment, and, except in the case of an Affiliated Transfer, such assignment shall not be effective until such executed agreement is delivered to Landlord). Any sublease shall be subject and subordinate to this Lease.

     7.5  Acceptance of Rent. If this Lease be assigned, or if the Premises or
          ------------------
any part thereof be sublet or occupied by anyone other than Tenant, whether or not in violation of the terms and conditions of this Lease, Landlord may, at any time and from time to time after a Default of Tenant, collect rent and other charges from the assignee, sublessee or occupant, and apply the net amount collected to the Rent and other charges herein reserved, but no such assignment, sublease, occupancy, collection or modification of any provision of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the payment and further performance of obligations on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular assignment, sublease or occupancy or other act for which Landlord's consent is required under paragraph
(a) of Section 7.1 shall not in any way diminish the prohibition stated in paragraph (a) of

Section 7.1 as to any further such assignment, sublease or occupancy or other act or the continuing liability of the original named Tenant.

     7.6  Landlord's Recapture Right. Notwithstanding Tenant's assignment and
          --------------------------
sublease rights hereunder (and any other provision herein to the contrary), except in connection with Affiliated Transfers, Landlord shall have the right, to be exercised in writing within fifteen (15) Business Days after written notice from Tenant advising Landlord of its intent to enter into an assignment of this Lease or a sublease (or subleases) of more than 20% of the Building in the aggregate, or requesting Landlord's consent thereto, to terminate this Lease (in the event of a proposed assignment) or recapture that portion of the Premises to be subleased (in the event of a proposed sublease). If Landlord so exercises its right to terminate this Lease or recapture (as to all or a portion of the Premises), such termination or recapture (as to all or a portion of the Premises) shall be effective as of the following date (the "Recapture Date"): the later of (a) the proposed effective date of such assignment or sublease, as specified by Tenant in its notice to Landlord (b) or, if Tenant specifies no such date, as of the date which is sixty (60) days after the date of Landlord's notice to Tenant exercising such right to terminate this Lease or recapture (as to all or any portion of the Premises), as if such date were the last day of the Term of this Lease. With respect to any such recapture, Tenant shall pay all costs reasonably necessary to demise the recaptured space from the remaining Premises in a manner reasonably acceptable to Landlord. If Landlord exercises the rights under this Section 7.6 in connection with a proposed sublease, this Lease shall be deemed amended to eliminate the proposed sublease premises from the Premises as of the Recapture Date, and thereafter all Rent shall be appropriately prorated (based on Tenant's Share and the fractions of the Tax Year and Operating Year falling before and after the Recapture Date) to reflect the reduction of the Premises as of the Recapture Date. With respect to the 20% threshold relating to subleases, the following is an example of its application: if Tenant has previously obtained Landlord's consent to a sublease of 15% of the Building and Tenant then requests consent to a sublease of an additional 10% of the Building, because the aggregate of the Building which would then be subleased would exceed 20%, Landlord may recapture the 10% which is proposed to be subleased. Similarly, if Landlord chooses not to recapture the same, each future sublease would similarly be subject to recapture because the 20% threshold has been exceeded.

     7.7  Reimbursement. Tenant shall reimburse Landlord on demand, as
          -------------
Additional Rent, for any out-of-pocket costs (including reasonable attorneys' fees and expenses) incurred by Landlord in connection with each actual or proposed assignment, sublease, occupancy agreement, or other act described in paragraph (a) of Section 7.1, whether or not consummated, including without limitation the costs of making investigations as to the acceptability of the proposed assignee, sublessee or occupant.

     7.8  Sublease Consents. In the event that Landlord consents to any sublease
          -----------------
under the provisions of this Article, each subtenant shall enter into a consent agreement with Landlord which consent agreement shall provide that: (i) the term of the sublease must end no later than one day before the last day of the Term of this Lease; (ii) no sublease shall be valid, and no sublessee shall take possession of all or any part of the Premises until a fully executed counterpart of such sublease has been delivered to Landlord; (iii) such sublease is subject and subordinate to this Lease and the provisions hereof; (iv) after a Default of Tenant, Landlord may enforce the provisions of the sublease, including without limitation, the collection of rents; and

(v) in the event of termination of this Lease for any reason or reentry or repossession of the Premises by Landlord, Landlord may, at its sole discretion and option, take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such sublessee shall, at Landlord's option, attorn to Landlord, but nevertheless Landlord shall not (A) be liable for any previous act or omission of Tenant under such sublease; (B) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant; or (C) be bound by any previous modification of such sublease made without Landlord's written consent or by any previous prepayment of more than one month's rent. Notwithstanding any provision herein to the contrary, no assignment or sublease hereunder, whether or not same requires Landlord's consent, shall be for less than the then market rent for such Premises (or portion thereof, as the case may be).

                                   ARTICLE 8
                   RESPONSIBILITY FOR REPAIRS AND CONDITION
               OF PREMISES; SERVICES TO BE FURNISHED BY LANDLORD
               -------------------------------------------------

     8.1  Landlord Repairs. Except as otherwise provided in this Lease, Landlord
          ----------------
agrees (1) to keep the parking lots and driveways free of snow and ice, (2) to perform all maintenance, repairs and replacements necessary to keep and maintain all parking areas, loading areas, driveways, walkways, drainage facilities (and other utility lines to the extent on the exterior of the Building), landscaped areas and other outdoor portions of the Premises in a good, neat and orderly condition, and (3) to perform all maintenance, repairs and replacements necessary to keep the Structure of the Building in good condition; provided, however, that Tenant (and not Landlord) shall be responsible with respect to any condition caused by or related to (a) any act or negligence of Tenant, its Agents, invitees or independent contractors or (b) the Initial Work, the Alterations, or Tenant's Removable Property. As used herein the term "Structure" means the roof, foundation, exterior walls, load bearing portions of interior walls, columns, beams, concrete slab and footings. Landlord shall not be responsible for any maintenance, repair or replacement at the Premises other than as expressly set forth in this Section 8.1.

     8.2  Tenant Repairs. Except to the extent specifically required of Landlord
          --------------
under Section 8.1, commencing as of the Term Commencement Date, Tenant will keep the Premises and every part thereof neat and clean including without limitation arranging for trash removal and disposal with respect thereto. Tenant further agrees to keep in as good order, condition and repair and replacement (as such replacement may be required as determined in the reasonable discretion of Tenant) as exists as of the respective Commencement Dates for each floor of the Building each and every part of the Premises, including without limitation, all life safety, HVAC, plumbing, mechanical and electrical systems, al1 utility services and systems (including without limitation, any interior or exterior mechanical equipment serving the Premises exclusively), and all other improvements at the Premises, reasonable wear and tear, and damage by fire, other casualty and eminent domain excluded (except that to the extent that fire or other casualty would be covered by the insurance required to be carried by Tenant hereunder, damage by fire and other casualty are not so excepted), and Tenant shall surrender the Premises to Landlord, at the end of the Term, in such condition. Notwithstanding the foregoing, fire and casualty and eminent domain shall be governed by ARTICLE 12. Without limitation, Tenant shall comply with all Applicable Laws and all directions, rules and regulations of Governmental Authorities, and the standards recommended by the local Board of Fire Underwriters applicable to Tenant's use and occupancy of the Premises, and shall, at Tenant's expense, timely obtain all permits, licenses and the like required thereby.

     If any maintenance, repairs or replacements are required, in Landlord's judgment, to be made by Tenant pursuant to the terms hereof, and if Tenant fails to begin such maintenance, repairs or replacements within thirty (30) days after written notice to Tenant specifying the nature of such maintenance, repairs or replacements (except that no notice shall be required in the event of an emergency) or fails thereafter to complete such maintenance, repairs or replacements with diligence and continuity, Landlord may perform the same (but shall not be required to do so), and the provisions of Section 16.4 shall be applicable to the costs thereof. Landlord shall not be responsible to Tenant for any loss or damage whatsoever that may accrue to Tenant's stock or business or property by reason of Landlord's performing such act(s), except that Landlord shall use reasonable efforts to minimize any adverse effect on Tenant's business operations at the Premises.

     8.3  Floor Load - Heavy Machinery.
          ----------------------------

          (a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's reasonable judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures that requires special handling into or out of the Building without Landlord's prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

          (b) If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with Applicable Laws. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless with respect thereto as provided in Section 11.1.

     8.4  Utility Services. Commencing as of the Term Commencement Date, Tenant
          ----------------
shall be responsible for obtaining all electric, gas, telephone, water and sewer and other utility services to the Premises and Tenant shall pay all charges therefor directly to the utility provider. Tenant agrees that its electrical demand requirements shall not adversely affect the Building's electrical system and will not exceed the maximum from time to time permitted under Applicable Laws, and to repair at Tenant's sole cost any damage caused to the electrical system caused by Tenant's failure to observe this requirement. Upon prior notice, and if approved by Landlord in advance, which approval shall not be unreasonably withheld, delayed or conditioned, Tenant may supplement and/or modify Landlord's existing wires, risers, conduits and other electrical equipment of Landlord to be used to supply electricity to Tenant at the Premises. Landlord shall not be obligated to furnish any utilities to the Premises. Tenant's use of electrical energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. Any additional feeders or risers to supply Tenant's, or any subtenant's, electrical requirements in addition to those originally installed and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by and at the sole cost and expense of Tenant, provided that such additional feeders and risers are permissible under Applicable Laws and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or cause or create a dangerous condition or unreasonably interfere with the other tenant of the Building (during the period prior to full delivery). Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld, delayed or conditioned.

     8.5  Interruption of Service. Landlord reserves the right to curtail,
          -----------------------
suspend, interrupt and/or stop the supply and/or flow of water, sewage, electrical current, and other utilities, and to curtail, suspend, interrupt and/or stop use of entrances and/or lobbies serving as access to the Building, or other portions of the Property, without thereby incurring any liability to Tenant (i) when necessary or advisable, in Landlord's reasonable judgment, by reason of accident or emergency, (ii) for alterations, improvements, repairs and replacements to the Premises necessary or advisable, in Landlord's reasonable judgment (but Landlord shall use reasonable efforts to minimize adverse effects upon Tenant's use of the Premises during said alterations, improvements, repairs and replacements), or (iii) when prevented from supplying such services or use due to any act or negligence of Tenant or Tenant's Agents, invitees or independent contractors or any person claiming by, through or under Tenant or due to Force Majeure. No diminution or abatement of Basic Rent or Additional Rent, nor any direct, indirect or consequential damages shall be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant hereunder be affected or reduced by reason of, any such interruption, curtailment, suspension or stoppage in the furnishing of the foregoing services or use, irrespective of the cause thereof; provided, however, that if such interruption, curtailment, suspension or stoppage has a material, adverse effect on Tenant's business operations at the Premises and continues for more than twenty (20) Business Days, then the Rent shall abate equitably according to the nature and extent of such material, adverse effect during the period from the end of such twenty (20) Business Days until such interruption, curtailment, suspension or stoppage ceases or no longer has a material, adverse effect on Tenant's business operations at the Premises. Failure or omission on the part of Landlord to furnish any of the foregoing services or use as provided in this
Section 8.5 shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of Basic Rent or Additional Rent (except as provided in this Section 8.5), nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

                                   ARTICLE 9
            REAL ESTATE TAXES, OPERATING EXPENSES AND RECONCILIATION
            --------------------------------------------------------

          9.1  Real Estate Taxes.
               -----------------

          (a)  Definitions.

               (i) "Tax Year" shall mean a twelve (12) month period commencing on July 1 and falling wholly or partially within the Term; and

               (ii) "Taxes" shall mean (i) all taxes, assessments (special or otherwise), levies, fees and all other government levies, exactions and charges of every kind and nature, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term, imposed or levied upon or assessed against the Property or any portion thereof; (ii) all gross receipts taxes or similar taxes imposed or levied upon, assessed against or measured by any Basic Rent, Additional Rent or other rent of any kind or nature or other sum payable to Landlord under this Lease; and (iii) all value added, use and similar taxes at any time levied, assessed or payable on account of the ownership, leasing, operation, or use of the Property or any portion thereof; but (1) any special taxes, betterments and special assessments shall be paid over the maximum period permitted by law, and the amount of such special taxes, betterments or special assessments included in Taxes for any Tax Year shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax, betterment or special assessment required to be paid during the year in respect of which such Taxes are being determined, and (2) there shall be excluded from Taxes all income, estate, succession, franchise, inheritance and transfer taxes of Landlord; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that a capital levy, franchise, income, profits, sales, rental, use and occupancy, excise or other tax or charge shall in whole or in part be substituted for, or added to, such ad valorem tax and levied against, or be payable by, Landlord with respect to the Property or any portion thereof, such tax or charge shall be included in the term "Taxes" for the purposes of this Article, but only to the extent such tax or charge would be payable if the Property were the only property of Landlord.

          (b)  Payments on Account of Real Estate Taxes.

               (i) Commencing on the Term Commencement Date, Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant's Share of the amount of Taxes attributable to each Tax Year; provided, however, (1) the amount of the Taxes attributable to the Tax Years during which the Term commences or expires shall be prorated in proportion to the fraction of the total number of days in such Tax Year which fall within the Term; and (2) if the Commencement Dates for one or more floors of the Building occur on different dates, then, prior to the occurrence of the Commencement Date for the floor of the Building last delivered to Tenant, Tenant shall pay only such portion of such amount of Taxes, as so prorated, as is proportionate to the total of the percentages of the Building attributable under Section
     1.1 of this Lease to any floor or floors of the Building for which the Commencement Date has occurred from time to time. Landlord shall pay when due all Taxes to the taxing authorities; provided, however, if permitted by law in connection with any application for an abatement or other proceeding disputing any Taxes, Landlord may, while pursuing such abatement or proceeding, delay the payment of such Taxes past the date when such Taxes are due and payable, but only if, during such delay, (i) no interest or penalties accrue, (ii) the collection of such Taxes and the enforcement of any related lien on the Premises are stayed, and (iii) Landlord maintains reserves adequate to pay such Taxes in the event such application or proceeding prove unsuccessful. If Landlord fails to pay any Taxes when due and Landlord is not permitted to delay the payment of such Taxes under the terms and conditions of the immediately preceding sentence, Tenant shall have the right, but not the obligation, upon prior written notice to Landlord to pay such Taxes directly to the taxing authority on Landlord's behalf. Tenant shall receive a credit against subsequent obligations of Tenant on account of Rent due under this Lease in the amount of such Taxes paid by Tenant and credited to Landlord's account with the taxing authority, and Landlord shall not thereafter seek to recover from Tenant Taxes so paid and credited.

               (ii) Estimated payments by Tenant on account of Taxes shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent, in equal monthly amounts which shall be sufficient to provide Landlord by the time payments of Taxes are due to the taxing authority, with a sum equal to the portion of such payment required to be paid by Tenant under this Section 9.1, as reasonably estimated by Landlord by written notice to Tenant from time to time based on the most recent bills from the taxing authorities.

              (iii) The process hereafter described in this Subsection (iii) is referred to herein as the "Annual Reconciliation for Taxes." Within one hundred twenty (120) days after receiving the final tax bills for each Tax Year, Landlord shall advise Tenant in writing of the amount of the Taxes for such Tax Year. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payment on account thereof for such Tax Year, then there shall be a Reconciliation Adjustment if the requirements set forth in Section 9.3 are satisfied; but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall pay the difference to Landlord as Additional Rent within thirty (30) days after being so advised by Landlord in writing, and the obligation to make such payment for any period within the Term shall survive expiration or earlier termination of the Term.

          (c) Abatement. If Landlord shall receive any tax refund or reimbursement Taxes or sum in lieu thereof with respect to any Tax Year, all or any portion of which falls within the Term, then out of any balance remaining thereof after deducting Landlord's expenses in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest, and apportioned if such refund is for a Tax Year a portion of which falls outside the Term); provided, that in no event shall Tenant be entitled to receive more than the payments made by Tenant on account of Taxes for such Tax Year pursuant to paragraph (b) of Section 9.1. Within thirty (30) days after receiving a written inquiry from Tenant, Landlord shall inform Tenant in writing of whether Landlord intends to pursue an abatement or other dispute of any Taxes. If Landlord fails to respond to any such inquiry from Tenant or informs Tenant that Landlord does not intend to pursue such abatement or dispute, Tenant shall have the right, but not the obligation, upon prior written notice to Landlord to pursue such abatement or dispute, in Landlord's name if necessary.

     9.2  Operating Expenses.
          ------------------

          (a)  Definitions.

               (i) "Operating Year" shall mean each calendar year all or any part of which falls within the Term; and

               (ii) "Operating Expenses" shall mean the aggregate costs and expenses incurred by Landlord with respect to the operation, administration, cleaning, repair, replacement, maintenance and management of the Property, including without limitation, the costs and expenses specified in, but subject to the limitations set forth in, Exhibit C
                                                                ---------
     attached hereto; provided, however, that if Landlord has recaptured any portion of the Building during any portion of the Operating Year for which Operating Expenses are being computed and any such recaptured portion of the Building was not occupied by tenants or Landlord was not supplying any such tenants with the services being supplied under this Lease, actual Operating Expenses incurred shall be extrapolated reasonably by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building were fully occupied for such Operating Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Operating Year.

          (b)  Tenant's Payment of Operating Expenses.

               (i) Commencing on the Term Commencement Date, Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant's Share of the Operating Expenses attributable to each Operating Year; provided, however,
     (1) the amount of the Operating Expenses attributable to Operating Years during which the Term commences or expires shall be prorated in proportion to the fraction of the total number of days in such Operating Year which fall within the Term; and (2) if the Commencement Dates for one or more floors of the Building occur on different dates, then, prior to the occurrence of the Commencement Date for the floor of the Building last delivered to Tenant, Tenant shall pay only such portion of such amount of Operating Expenses, as so prorated, as is proportionate to the total of the percentage of the Building attributable under Section 1.1 of this Lease to any floor or floors of the Building for which the Commencement Date has occurred from time to time.

               (ii) Estimated payments by Tenant on account of Operating Expenses for each Operating Year shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent in equal monthly amounts, as the same may be adjusted by Landlord from time to time, sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payment, as reasonably estimated by Landlord by written notice to Tenant from time to time during each Operating Year.

               (iii) The process hereafter described in this Subsection (iii) is referred to herein as the "Annual Reconciliation for Operating Expenses." Within one hundred twenty (120) days after the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for the prior Operating Year, and Landlord shall certify to the accuracy thereof. Within sixty (60) days of Tenant's receipt of such accounting or any increase in the estimate of Operating Expenses whereby the monthly payment for Operating Expenses increases, Tenant may request in writing such information as Tenant shall reasonably request to verify and confirm Landlord's determination of Operating Expenses set forth in any such accounting or estimate, and Landlord shall provide such requested information, to the extent the same exists and is in Landlord's possession or control, to Tenant within thirty (30) days of receiving such request. If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant's required payment on account thereof for such Operating Year according to such accounting, then there shall be a Reconciliation Adjustment if the requirements set forth in Section 9.3 are satisfied; but if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after being so advised by Landlord in writing, and the obligation to make such payment for any period within the Term shall survive the expiration or earlier termination of the Term.

          (c) Tenant Audit Right. Tenant shall have the right to examine, copy and audit Landlord's books and records establishing Operating Expenses for any Operating Year by giving written notice to Landlord within (i) one (1) year and ninety (90) days following the date that Tenant receives the accounting of Operating Expenses for the first Operating Year from Landlord, and (ii) thereafter, ninety (90) days following the date that Tenant receives the accounting of Operating Expenses for any subsequent Operating Year from Landlord. Tenant shall give Landlord not less than thirty (30) days' prior notice of its intention to examine and audit such books and records, and such examination and audit shall take place at such place within the continental United States as Landlord routinely maintains such books and records, unless Landlord elects to have such examination and audit take place in another location designated by Landlord in the city and state in which the Property is located. If, pursuant to the audit, it is conclusively determined that the payments made for such Operating Year by Tenant exceed Tenant's required payment on account of Operating Expenses for such Operating Year, then Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Rent (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if it is conclusively determined that the payments made by Tenant for such Operating Year are less than Tenant's required payment as established by the examination and audit, Tenant shall pay the deficiency to Landlord within thirty (30) days after conclusion of the examination and audit, and the obligation to make such payment for any period within the Term shall survive expiration or earlier termination of the Term. Tenant shall be required to deliver to Landlord a copy of its contract with its auditor and a copy of all reports produced by its auditor, and Tenant shall not be permitted to engage an auditor which is paid on a contingency or percentage basis. If Tenant does not elect to exercise its right to examine and audit Landlord's books and records for any Operating Year within the time period provided for by this paragraph, Tenant shall have no further right to challenge Landlord's statement of Operating Expenses.

     9.3  Reconciliation Adjustment. The Annual Reconciliation for Taxes and the
          -------------------------
Annual Reconciliation for Operating Expenses are collectively referred to herein as the "Annual Reconciliation," and any credit against Rent authorized pursuant to this Section 9.3 is referred to herein as a "Reconciliation Adjustment."

     If during any Annual Reconciliation it is determined that Tenant's estimated payments on account of Taxes or Operating Expenses for any Tax Year or Operating Year, respectively, exceed the actual amount of Taxes and Operating Expenses required to be paid by Tenant under Sections 9.1 and 9.2 of this Lease for such Tax Year or Operating Year, Landlord shall credit the amount of such overpayment against the next monthly installment(s) of Rent which Tenant is required to pay hereunder until such overpayment is recouped (or, if the Term of this Lease has ended and Tenant has no further obligation to Landlord, Landlord shall promptly refund such overpayment to Tenant).

                                  ARTICLE 10
                               UTILITY PAYMENTS
                               ----------------

     From and after the Commencement Date for each portion of the Building, Tenant shall pay, directly to the proper authorities charged with collection thereof, all charges for utilities used and consumed at the Premises, or any portion thereof, including without limitation, charges for gas, electricity, water, sewer, telephone and other utility services; provided, however, that until such time as all of the Building has been delivered to Tenant and after the exercise by Landlord of its right to recapture any portion of the Premises under Section 7.6 of this Lease, if the consumption of any utilities in any portions of the Building which have been delivered or recaptured are not separately metered, then, with respect to each such utility which is not separately metered, Tenant shall pay its proportionate share of such utility costs based upon the proportion of rentable square feet of (i) the delivered portions of the Building which have not been recaptured which are not separately metered to (ii) the portions of the Building as a whole which are not separately metered and which are serviced by such utility, all in accordance with the amounts of the rentable area attributable to each floor of the Building set forth in Section 1.1. If Tenant subleases any portion of the Building, Tenant shall have the right, at its sole cost, to install submeters at the Premises.

                                  ARTICLE 11
                   INDEMNITY AND PUBLIC LIABILITY INSURANCE
                   ----------------------------------------

     11.1 Tenant's Indemnity. Except to the extent arising from the gross
          ------------------
negligence or willful misconduct of Landlord or Landlord's Agents, Tenant agrees to indemnify and save harmless Landlord and Landlord's Agents from and against all claims, losses, costs, damages, liabilities or expenses of whatever nature, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels, arising: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring within the Premises; (ii) from any accident, injury or damage whatsoever to any person, or to property of any person, occurring beyond the boundaries of the Land, where such accident, damage or injury results or is claimed to have resulted from any act or negligence on the part of Tenant or Tenant's Agents, invitees or independent contractors; (iii) from any accident, injury or damage whatsoever to any person, or to property of any person, occurring within the boundaries of the Land but outside of the Premises, where such accident, damage or injury results or is claimed to have resulted from any act or negligence on the part of Tenant or Tenant's Agents, invitees or independent contractors; (iv) from the use or occupancy of the Premises or of any business conducted therein, and, in any case, occurring (A) after the Term Commencement Date until the expiration or earlier termination of the Term of this Lease, and (B) thereafter so long as Tenant is in occupancy of all or any part of the Premises; or (v) from any default or breach by Tenant or Tenant's Agents under the terms or covenants of this Lease. The provisions of this Section 11.1 shall survive the expiration or earlier termination of the Lease, regardless of the cause of such expiration or earlier termination.

     11.2 Tenant Public Liability Insurance. Tenant agrees to maintain in full
          ---------------------------------
force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of all or any part of the Premises, a policy of commercial general liability (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Tenant is named as an insured and Landlord, Landlord's Managing Agent and such other persons as are in privity of estate with Landlord as may be set out in a notice to Tenant from time to time, are named as additional insureds, including without limitation insurance, against all claims, losses, costs, damages, liabilities or expenses for injury or damage to any person, or to property of any person, for which Tenant is obligated under its indemnity set forth in Section 11.1. During the Term, Landlord shall maintain in full force a policy of commercial general liability insurance (including broad from contractual liability, independent contractor's hazard and completed operations coverage) against injury or damage whatsoever to any person, or to property of any person. Landlord and Tenant may satisfy such insurance requirements by including the Premises in a so-called "blanket" and/or "umbrella" insurance policy, provided that the amount of coverage allocated to the Premises shall fulfill the requirements set forth herein. Each such commercial general liability insurance policy shall be written on an "occurrence" basis, and shall be in at least the amounts of the Initial General Liability Insurance specified in Section 1.1 or such greater amounts as Landlord in its reasonable discretion shall from time to time request in accordance with the prevailing practices of landlords of comparable buildings in the vicinity of the Premises.

     11.3 Tenant Casualty Insurance. Tenant agrees to maintain in full force
          -------------------------
from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of all or any part of the Premises, "all-risk" property insurance on a "replacement cost" basis, insuring Tenant's Removable Property, the Initial Work and any Alterations made by Tenant, to the extent that the same have not become the property of Landlord.

     11.4 General Insurance Requirements. Each policy required hereunder shall
          ------------------------------
be non-cancelable and non-amendable in any manner that limits or has any other adverse effect on the coverage afforded to Landlord, Landlord's Managing Agent and Landlord's said designees without thirty (30) days' prior written notice to Landlord. With respect to all insurance which Tenant is required to carry hereunder, Tenant shall, prior to entering the Premises for any reason, deliver to Landlord a certificate of insurance reasonably satisfactory to Landlord, with respect thereto.

     11.5 Tenant's Risk. Tenant agrees to use and occupy the Premises, and to
          -------------
use such other portions of the Property as Tenant is herein given the right to use, at Tenant's own risk. With respect to property damage, Landlord shall not be liable to Tenant or Tenant's Agents for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to Tenant's business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Property, any fire, robbery, theft, mysterious disappearance and/or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Building, unless due to the gross negligence or willful misconduct of Landlord or Landlord's Agents. Notwithstanding the foregoing, Landlord agrees to use reasonable efforts to complete such repairs in a manner which minimizes adverse effects on Tenant's use and enjoyment of the Premises. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of Tenant, and neither Landlord nor Landlord's insurers shall in any manner be held responsible therefor. Notwithstanding the foregoing, Landlord shall not be released from liability for any injury, loss, damages or liability to the extent arising from any gross negligence or willful misconduct of Landlord or Landlord's Agents; provided, however, that in no event shall Landlord or Landlord's Agents have any liability to Tenant based on any loss with respect to interruption in the operation of Tenant's business; provided, however, that Tenant shall have certain rights to abatement of Rent as provided in Section 8.5.

     11.6 Waiver of Subrogation. The parties hereto shall each procure an
          ---------------------
appropriate clause in, or endorsement to, any property insurance policy on the Premises or any personal property, fixtures or equipment located thereon or therein, pursuant to which the insurer waives subrogation or consents to a waiver of right of recovery in favor of either party and its respective Agents. Each party hereby agrees that it waives and shall not make any claim against or seek to recover from the other or its Agents for any loss or damage to its property or the property of others resulting from fire or other perils for which this ARTICLE 11 requires such party to carry property insurance.

                                  ARTICLE 12
                          FIRE, EMINENT DOMAIN, ETC.
                          --------------------------

     12.1 Termination Rights. If (i) the Building is substantially damaged by
          ------------------
fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in Landlord's reasonable judgment, be substantially repaired within two hundred seventy (270) days from the time that repair work would commence), or (ii) more then twenty percent (20%) of the parking spaces at the Property or all access to the Property is taken by any exercise of the right of eminent domain, and such parking or such access cannot, in Landlord's reasonable judgment, be substantially restored (or reconfigured in the case of a taking of parking or access) within two hundred seventy (270) days from the time that such work would commence, then Landlord and Tenant shall each have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice to the other of the exercise of such right within sixty (60) days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate on the earlier of (a) a date specified by Landlord or Tenant in such notice, which date shall not be less than thirty (30) nor more than two hundred seventy (270) days after the date of such notice, or (b) the effective date of such taking with the same force and effect as if such date were the date originally established as the expiration date hereof.

     If (i) the Premises or the Building are damaged by fire or other casualty, or (ii) all or part of the Building or Premises is taken by right of eminent domain; and this Lease is not terminated pursuant to Section 12.1, Landlord shall thereafter use reasonable efforts to restore the Building and the Premises (excluding any of Tenant's Initial Work, Alterations and Tenant's Removable Property to the extent the same are not required to be covered under Landlord's insurance policy), to their condition prior to such damage or taking to the extent reasonably practicable, provided that Landlord's obligation shall be limited to the amount of insurance and eminent domain proceeds available therefor.

     If Landlord determines that the amount of available insurance or eminent domain proceeds shall be insufficient to complete such restoration, and Landlord is not willing to pay any additional amounts required, Landlord shall promptly give written notice of such insufficiency to Tenant, whereupon Tenant shall have the option to terminate this Lease by written notice to Landlord specifying the date on which such termination shall be effective, which date shall not be less than thirty (30) nor more than one hundred eighty (180) days after the date of such notice.

     If, for any reason, such restoration shall not be "substantially completed" (which shall mean that such restoration is complete except for work that, while incomplete and while being completed, shall not materially interfere with Tenant's business operations at the Premises) within one year after the date of such fire, casualty or taking (which one-year period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration due to Force Majeure, but in no event for more than an additional ninety (90) days, Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended). This Lease shall cease and come to an end without further liability or obligation on the part of either party (other than obligations expressly herein stated to survive such termination) thirty (30) days after such giving of notice by Tenant unless, within such thirty (30) day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration, and time shall be of the essence with respect thereto.

     12.2 Landlord's Insurance. Landlord agrees to maintain in full force and
          --------------------
effect, during the Term of this Lease, fire and casualty insurance with such deductibles and in such amounts as may from time to time be carried by reasonably prudent owners of similar buildings in the area in which the Property is located, provided that in no event shall Landlord be required to carry other than fire and extended coverage insurance or insurance in amounts greater than 80% of the actual insurable cash value of the Building (excluding footings and foundations). Landlord may satisfy such insurance requirements by including the Property in a so-called "blanket" insurance policy, provided that the amount of coverage allocated to the Property shall fulfill the foregoing requirements.

     12.3 Abatement of Rent. If the Building is damaged by fire or other
          -----------------
casualty or the Premises or any portion thereof is taken by eminent domain, Basic Rent and Additional Rent payable by Tenant shall abate proportionately for the period during which, by reason of such damage or taking, Tenant suffers material interference with its use of the Premises (and does not so use the Premises), having regard for the extent to which Tenant may be required to discontinue Tenant's use of all or an undamaged or untaken portion of the Premises due to such damage or taking, but such abatement or reduction shall end if and when either (a) Landlord shall have substantially completed sufficient restoration that Tenant is able to use the Premises and the Premises are in substantially the condition it was in prior to such damage (excluding any Alterations made by Tenant pursuant to Section 6.2 the Initial Work, and Tenant's Removable Property to the extent that the same are not required to be covered under Landlord's insurance policy), or (b) Tenant shall have commenced occupancy and use of the Building. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Additional Rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use of the Premises suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from any fire or other casualty or eminent domain.

     12.4 Condemnation Award. Landlord shall have and hereby reserves and
          ------------------
excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of any taking, by exercise of the right of eminent domain, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. Nothing contained herein shall be construed to prevent Tenant from prosecuting in a separate condemnation proceeding a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                  ARTICLE 13
                            HOLDING OVER; SURRENDER
                            -----------------------

     13.1 Holding Over. Any holding over by Tenant after the expiration of the
          ------------
Term of this Lease shall be treated as a daily tenancy at sufferance at a rent equal to two (2) times the Basic Rent in effect immediately prior to such expiration plus the Additional Rent herein provided (prorated on a daily basis). Tenant shall also pay to Landlord all damages arising directly out of any such holding over, including without limitation, all loss of rent and additional rent caused by Landlord's inability to deliver the Premises to a prospective tenant or tenants for the full term of any agreed upon Lease with such prospective tenant or tenant's. In all other respects, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

     13.2 Surrender of Premises. Upon the expiration or earlier termination of
          ---------------------
the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in the condition which the same are required to be kept pursuant to
Section 8.2, together with all Initial Work and Alterations made by Tenant prior to or during the Term of this Lease (except for Tenant's Removable Property and any Alterations that Tenant is required or permitted to remove under Section 6.2(a) of this Lease), excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease,

     Tenant has no responsibility to repair or restore. Upon such expiration or earlier termination of the Term, Tenant shall remove from the Premises all of Tenant's Removable Property and any Alterations that Tenant is required or permitted to remove under Section 6.2(a) of this Lease; and shall repair any damages to the Premises or the Building caused by such removal. Any Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or earlier termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

                                  ARTICLE 14
                             RIGHTS OF MORTGAGEES
                             --------------------

     14.1 Rights of Mortgagees. This Lease shall be subject and subordinate to
          --------------------
all matters of record as of the date of this Lease, and, provided that Tenant shall have received an SNDA (as hereinafter defined) from the Holder (as hereinafter defined), this Lease shall be subject and subordinate to the lien and terms of any mortgage, deed of trust or ground lease or similar encumbrance (collectively, with any renewals, modifications, consolidations, replacements and extensions thereof, a "Mortgage") from time to time encumbering the Premises (and to each advance made thereunder), whether such mortgage was executed and delivered prior to or subsequent to the date of this Lease, unless the holder of, or lessor under, such Mortgage (a "Holder") shall elect otherwise. If the Holder or any other party shall succeed to Landlord's title to the Premises or the interest of Landlord under this Lease (such Holder or other party, a "Successor"), Tenant shall attorn to the Holder or Successor on the terms and conditions of the SNDA with such Holder, and this Lease shall continue in full force and effect between the Holder or Successor and Tenant. Notwithstanding any contrary provision of this Section 14.1, Landlord shall obtain from each Holder of a current Mortgage and deliver to Tenant within sixty (60) days of the date hereof a written agreement with Tenant (an "SNDA"), in recordable form, it being agreed that such SNDA shall include, without limitation, provisions to the effect that, in the event that the Holder, any Successor or any other party deriving its rights from a Holder shall succeed to the interest of Landlord hereunder pursuant to such Mortgage, by foreclosure, termination, deed in lieu of foreclosure or otherwise, Tenant's right to possession shall not be disturbed, and such Holder, Successor or other party shall recognize Tenant's rights and interest under this Lease and shall assume Landlord's obligations under this Lease, subject to the reasonable and customary limitations that shall not materially compromise, diminish or interfere with Tenant's rights and interests under this Lease. Such SNDA with respect to any Holder of a current or future Mortgage shall also contain subordination and attornment provisions consistent with the provisions of this Section, it being agreed (a) that such SNDA shall be, at the election of the Holder, either (i) in a form with terms consistent with this Section 14.1 as reasonably agreed to by Tenant and such Holder or (ii) in the form attached hereto as Exhibit G and (b) that Tenant
                                              ---------
shall execute such SNDA. Upon written request by Tenant, Landlord shall also use reasonable efforts to obtain from each Holder of a future Mortgage and deliver to Tenant an SNDA.

     14.2 Assignment of Rents. With reference to any assignment by Landlord of
          -------------------
Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the Holder of a Mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the Holder of such Mortgage shall never be treated as an assumption by such Holder of any of the obligations of Landlord hereunder unless such Holder takes possession of the Premises or succeeds to Landlord's title to the Premises or interests under this Lease or shall, by notice sent to Tenant, specifically otherwise elect.

     14.3 Notice to Holder. After receiving notice from Landlord of any Holder
          ----------------
of a Mortgage which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such Holder (provided Tenant shall have been furnished with the name and address of such Holder), and the curing of any of Landlord's defaults by such Holder shall be treated as performance by Landlord.

                                  ARTICLE 15
                               TRANSFER OF TITLE
                               -----------------

     15.1 Sale/Lease Back. In no event shall the acquisition of Landlord's
          ---------------
interest in the Property by a purchaser which, simultaneously therewith, leases Landlord's entire interest in the Property back to the seller thereof be treated as an assumption by such purchaser, by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

     15.2 Landlord Liability After Transfer.  Except as provided in Section
          ---------------------------------
15.1, upon any transfer of title to the Property by Landlord, Landlord shall be entirely freed and relieved from the performance and observance of all covenants, obligations and liability hereunder.

                                  ARTICLE 16
                               DEFAULT; REMEDIES
                               -----------------

     16.1 Tenant's Default.
          ----------------

          (a) If at any time subsequent to the date of this Least any one or more of the following events (each a "Default of Tenant") shall happen:

               (i) Tenant shall fail to pay the Basic Rent or Additional Rent hereunder when due and such failure shall continue for five days after written notice to Tenant from Landlord; or

               (ii) Tenant shall fail to timely bond off or discharge a lien in accordance with Section 6.2(d) herein; or

               (iii) Tenant shall fail to timely deliver an estoppel certificate in accordance with Section 17.4 herein and such failure shall continue for more than five (5) Business Days after written notice to Tenant; or

               (iv) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure; provided, however that if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, then Tenant shall have an additional period, not to exceed ninety (90) days after the notice described in this subparagraph (iv), to remedy same, so long as Tenant promptly commences (and in any event within such thirty (30) day period) and prosecutes such remedy to completion with diligence and continuity; or

               (v) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

               (vi) Tenant shall make a general assignment for the benefit of creditors or shall be adjudicated insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors (other than the Bankruptcy Code, as hereinafter defined), or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

               (vii) An Event of Bankruptcy (as hereinafter defined) shall occur with respect to Tenant; or

               (viii) A petition shall be filed against Tenant under any law (other than the Bankruptcy Code) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any trustee, conservator, receiver or liquidator of Tenant or of all or any substantial part of its properties shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

               (ix) If: (x) Tenant shall fail to pay the Basic Rent or Additional Rent hereunder when due or shall fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall cure any such failure within the applicable grace period set forth in clauses (i) or (iv) above; or (y) a Default of Tenant of the kind set forth in clauses (i) or (iv) above shall occur and Landlord shall, in its sole discretion, permit Tenant to cure such Default of Tenant after the applicable grace period has expired; and the same or a similar
                                                    ---
     failure shall occur twice more within the next 365 days (whether or not such similar failure is cured within the applicable grace period);

then in any such case Landlord may terminate this Lease as hereinafter provided.

          (b) For purposes of clause (a)(v) above, an "Event of Bankruptcy" means the filing of a voluntary petition by Tenant, or the entry of an order for relief against Tenant, under Chapter 7, 11, or 13 of the Bankruptcy Code, and the term "Bankruptcy Code" means 11 U.S.C (S)101, et seq. If an Event of
                                                  -- ---
Bankruptcy occurs, then the trustee of Tenant's bankruptcy estate or Tenant as debtor-in-possession may (subject to final approval of the court) assume this Lease, and may subsequently assign it, only if it does the following within sixty (60) days after the date of the filing of the voluntary petition, or the entry of the order for relief (or such additional time as a court of competent jurisdiction may grant, for cause, upon a motion made within the original sixty-day period):

               (i) files a motion to assume the Lease with the appropriate court;

               (ii) satisfies all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                      (A) cures all Defaults of Tenant under this Lease or provides Landlord with Adequate Assurance (as defined below) that it will (x) cure all monetary Defaults of Tenant hereunder within ten
          (10) days from the date of the assumption; and (y) cure all non-monetary Defaults of Tenant hereunder within thirty (30) days from the date of the assumption;

                      (B) compensates Landlord and any other person or entity, or provides Landlord with Adequate Assurance that within ten (10) days after the date of the assumption, it will compensate Landlord and such other person or entity, for any pecuniary loss that Landlord and such other person or entity incurred as a result of any Default of Tenant, the trustee, or the debtor-in-possession;

                      (C) provides Landlord with Adequate Assurance of Future Performance (as defined below) of all of Tenant's obligations under this Lease; and

                      (D) delivers to Landlord a written statement that the conditions herein have been satisfied.

          (c) For purposes only of the foregoing paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance" means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

               (i) entering an order segregating sufficient cash to pay Landlord and any other person or entity under paragraph (b) above.

          (d) For purposes only of paragraph (b) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance of Future Performance" means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

               (i) the trustee or debtor-in-possession depositing with Landlord, as security for the timely payment of rent and other monetary obligations, an amount equal to the sum of two (2) months' Basic Rent plus an amount equal to two (2) months' installments on account of Taxes and Operating Expenses and such other Additional Rent as may then be due and payable hereunder;

               (ii) the trustee or the debtor-in-possession agreeing to pay in advance, on each day that the Basic Rent is payable, the monthly installments on account of Additional Rent;

               (iii) the trustee or debtor-in-possession providing adequate assurance of the source of the rent and other consideration due under this Lease;

               (iv) Tenant's bankruptcy estate and the trustee or debtor-in-possession providing Adequate Assurance that the bankruptcy estate (and any successor after the conclusion of the Tenant's bankruptcy proceedings) will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the bankruptcy estate (and any successor after the conclusion of the Tenant's bankruptcy proceedings) will have sufficient funds to fulfill Tenant's obligations hereunder.

          (e) If the trustee or the debtor-in-possession assumes the Lease under paragraph (b) above and applicable bankruptcy law, it may assign its interest in this Lease only if the proposed assignee first provides Landlord with Adequate Assurance of Future Performance of all of Tenant's obligations under the Lease, and if Landlord determines, in the exercise of its reasonable business judgment, that the assignment of this Lease will not breach any other lease, or any mortgage, financing agreement, or other agreement relating to the Property by which Landlord is then bound or to which the Property is then subject (and Landlord shall not be required to obtain consents or waivers from any third party required under any lease, mortgage, financing agreement, or other such agreement by which Landlord is then bound).

          (f) For purposes only of paragraph (e) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance of Future Performance" means at least the satisfaction of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

               (i) the proposed assignee submitting a current financial statement, audited by a certified public accountant, that allows a net worth and working capital in amounts determined in the reasonable business judgment of Landlord to be sufficient to assure the future performance by the assignee of Tenant's obligation under this Lease.

     16.2 Landlord's Remedies.
          -------------------

          (a) Upon the occurrence of a Default of Tenant, Landlord may terminate this Lease by notice to Tenant, specifying a date not less than five
(5) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord in the condition required herein, but Tenant shall remain liable as hereinafter provided.

          (b) If this Lease shall have been terminated as provided in this Article, then Landlord may re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same.

          (c) If this Lease shall have been terminated as provided in this Article, Tenant shall pay Rent hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages: (x) the Rent hereunder as if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all of Landlord's out-of-pocket expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting; and
(y) if this Lease provides that Tenant was entitled to occupy the Premises for any period of time without paying Basic Rent, the amount of Basic Rent that Tenant would have paid for any such period. Tenant shall pay the portion of such current damages referred to in clause (x) above to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated, and Tenant shall pay the portion of such current damages referred to in clause (y) above to Landlord upon such termination.

          (d) At any time after termination of this Lease as provided in this Article, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the present value of the excess, if any, of the Rent (including Taxes, Operating Expenses and other charges payable under this Lease) which would be payable hereunder from the date of such demand assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating Year or Tax Year for what would be the then unexpired Term of this Lease if the same remained in effect, in excess of the then fair net rental value of the Premises for the same period.

          (e) In case of any Default of Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to, less than, or in excess of the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers necessary or advisable to relet the same, and
(ii) make such alterations, repairs and decorations in the Premises as Landlord considers necessary or advisable for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

     16.3 Additional Rent. As referred to in Section 16.1 and notwithstanding
          ---------------
any other provision of this Lease to the contrary, if Tenant shall fail to pay when due Additional Rent, Landlord shall have the same rights and remedies as Landlord has hereunder for Tenant's failure to pay Basic Rent.

     16.4 Remedying Defaults. After the occurrence of a Default of Tenant,
          ------------------
Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate to cure such Default of Tenant, and, in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon per annum at a rate equal to the greater of 3% over the prime rate in effect from time to time at Fleet National Bank or 15% (but in no event greater than the maximum lawful rate) as Additional Rent. Any payment of Basic Rent and Additional Rent payable hereunder not paid when due shall, at the option of Landlord, bear interest per annum at a rate equal to the greater of 3% over the prime rate in effect from time to time at Fleet National Bank or 15% (but in no event greater than the maximum lawful rate) from the due date thereof and shall be payable forthwith on demand by Landlord, as Additional Rent.

     16.5 Remedies Cumulative. The specified remedies to which Landlord or
          -------------------
Tenant may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord or Tenant may at any time be entitled lawfully, and Landlord and Tenant may each invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

     16.6 Waiver.
          ------

          (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of their respective rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

          (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord hereunder shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant hereunder. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

     16.7 Security Deposit. Tenant agrees that it shall deliver the Security
          ----------------
Deposit specified in Section 1.1 hereof to Landlord simultaneously with Tenant's execution and delivery of this Lease, in the form of a "Letter of Credit" which, as used herein, shall mean an unconditional standby irrevocable commercial letter of credit that is: (i) in the amount of the Security Deposit, (ii) issued by Fleet National Bank or another commercial bank or savings and loan institution reasonably acceptable to Landlord, (iii) binding for the Term hereof, as the same may be extended, or renewable annually, and (iv) substantially in the form attached hereto as Exhibit F. In the event that the Letter of Credit, or substitute Letter of
---------
Credit, as the case may be, has an expiration date prior to that date which is sixty (60) days following the date on which the Term is scheduled to expire and has not been renewed by Tenant and evidence thereof delivered to Landlord at least thirty (30) days prior to the expiration of said Letter of Credit or substitute Letter of Credit, Tenant shall substitute a new Letter of Credit, conforming with the requirements hereof, with an expiration date which is the earlier of (x) at least one (1) year after the date of the expiration date of the prior Letter of Credit or (y) sixty (60) days after the date on which the Term is scheduled to expire. If Tenant fails to timely substitute a new Letter of Credit by such date, Landlord shall have the right to draw on the Letter of Credit currently in its possession and hold the cash proceeds thereof as the Security Deposit as set forth in this Lease. Landlord shall hold the Security Deposit as security for the performance by Tenant of its obligations under this Lease. Landlord may draw upon the Letter of Credit at any time after any Default of Tenant whereupon the cash proceeds thereof shall constitute the Security Deposit hereunder. After drawing upon and applying the Security Deposit to the extent necessary to cure any default of Tenant existing as of the expiration of the Term and to compensate Landlord for any loss, cost or expense incurred by Landlord and arising out of such loss, cost or expense, Landlord shall return the Security Deposit to Tenant within forty-five (45) days after the later of
(a) end of the Term, or (b) the surrender of the Premises to Landlord as required by this Lease; provided, however, that if this Lease has been terminated by Landlord after a Default of Tenant, then Landlord need not return the Security Deposit to Tenant until such time as Landlord reasonably determines that all Rent, Additional Rent and other sums due to Landlord under this Lease have been received by Landlord in full. At any time during the Term, provided Tenant is not then in Default, Tenant shall have the right to convert the Letter of Credit into a cash Security Deposit by tendering to Landlord a sum equal to the amount of the Security Deposit then required under this Lease. If Tenant tenders such sum, in immediately available funds, or a substitute for the Letter of Credit for any purpose under this Section 16.7 (including without limitation, to extend the date of the expiration of the Letter of Credit), Landlord shall promptly cooperate with Tenant to exchange such sum or such replacement, as the case may be, for the Letter of Credit then in Landlord's possession.

     The Holder of a Mortgage shall not be responsible to Tenant for the return or application of my such Security Deposit, whether or not it succeeds to the position of Landlord hereunder, unless such Security Deposit shall have been received in hand by such Holder.

     16.8 Landlord's Default. Landlord shall in no event be in default under
          ------------------
this Lease unless Landlord shall neglect or fail to perform any of its obligations hereunder and shall fail to remedy the same within thirty (30) days after notice to Landlord specifying such neglect or failure, or if such failure is of such a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and therefore to prosecute such remedy to completion with diligence and continuity.

     16.9  Tenant Remedying Landlord's Default. Tenant shall have the right,
           -----------------------------------
but shall not be required, thirty (30) days after notice to Landlord stating Tenant's intention to exercise self-help remedies, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Landlord to perform any of the provisions of this Lease after the time periods set forth in Section 16.8, and in the event of the exercise of such right by Tenant, Landlord agrees to pay to Tenant forthwith upon demand all such sums, together with interest thereon at a rate equal to the greater of 3% over the prime rate in effect from time to time at Fleet National Bank or 15% (but in no event greater than the maximum lawful rate).

     16.10 Independent Covenant. Tenant acknowledges that its covenant to pay
           --------------------
Basic Rent and Additional Rent hereunder is independent of Landlord's obligation to act or refrain from acting hereunder, and that in the event that Tenant shall have a claim against Landlord, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any Basic Rent or Additional Rent due hereunder, it being understood that Tenant's sole remedy for recovering upon such claim shall be to bring an independent legal action against Landlord.

                                  ARTICLE 17
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     17.1  Rights of Access. Landlord and Landlord's Managing Agent shall have
           ----------------
the right to enter the Premises at all reasonable hours, upon reasonable advance written notice (except in an emergency, when no notice shall be required) for the purpose of inspecting the Premises, doing maintenance or making repairs or otherwise exercising its rights or fulfilling its obligations under this Lease, and Landlord and Landlord's Managing Agent also shall have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or, within the last twelve (12) months of the Term, tenants of any part of the Property; provided, however, Landlord shall use reasonable efforts to minimize interference with Tenant's business operations. If Tenant shall not be personally present to open and permit any entry into the Premises at any time when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's Agents shall nevertheless be able to gain such entry by contacting a responsible representative of Tenant, whose name, address and telephone number shall be furnished by Tenant to Landlord within ten (10) days after the Term Commencement Date. If an excavation shall be made upon land adjacent to the Building or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the Building from injury or damage and to support the same by proper foundations without any claim for damage or indemnity against Landlord, or diminution or abatement of Rent, provided that such person uses reasonable efforts to minimize adverse effects on Tenant's business operations.

     17.2  Covenant of Quiet Enjoyment. Subject to the terms and conditions of
           ---------------------------
this Lease, on payment of the Rent and observing, keeping and performing all of the other terms and conditions of this Lease on Tenant's part to be observed, kept and performed, Tenant shall lawfully, peaceably and quietly enjoy the Premises during the Term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

     17.3 Landlord's Liability.
          --------------------

          (a) Tenant agrees to look solely to Landlord's equity interest in the Property at the time of recovery for recovery of any judgment against Landlord, and agrees that neither Landlord nor any successor of Landlord shall be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or any successor of Landlord, or to take any action not involving the personal liability of Landlord or any successor of Landlord to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

          (b) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

          (c) Where provision is made in this Lease for Landlord's consent, and Tenant shall request such consent, and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent. Furthermore, whenever Tenant requests Landlord's consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, on demand, as Additional Rent, any reasonable expenses incurred by Landlord (including without limitation reasonable attorneys' fees and costs, if any) in connection therewith.

          (d) Any maintenance, repairs or restoration required or permitted to be made by Landlord under this Lease may be made during normal business hours, and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom. Landlord agrees, however, to use reasonable efforts to minimize adverse effects on Tenant's business operations.

     17.4 Estoppel Certificate. Tenant shall, at any time and from time to time,
          --------------------
upon not less than ten (10) Business Days prior written notice by Landlord, execute, acknowledge and deliver to Landlord an estoppel certificate containing such statements of fact as Landlord reasonably requests.

     17.5 Brokerage. Tenant warrants and represents to Landlord that Tenant has
          ---------
dealt with no broker in connection with the consummation of this Lease, and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend and indemnify Landlord against any such claim. Landlord warrants and represents to Tenant that Landlord has dealt with no broker in connection with the consummation of this Lease and, in the event of any brokerage claims against Tenant predicated upon prior dealings with Landlord, Landlord agrees to defend and indemnify Tenant against any such claim.

     17.6 Rules and Regulations. Tenant shall abide by the Rules and Regulations
          ---------------------
from time to time established by Landlord, it being agreed that such Rules and Regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all Rules and Regulations shall be generally applicable to other tenants of the Building. Landlord agrees to use reasonable efforts to insure than any such Rules and Regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event there shall be a conflict between such Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall control. The Rules and Regulations currently in effect are set forth in Exhibit D, and notwithstanding the foregoing, it is
                           ---------
agreed that the Rules and Regulations may only be changed by Landlord if at any time during the Term there is more than one tenant in the Building.

     17.7  Invalidity of Particular Provisions. If any term or provision of this
           -----------------------------------
Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     17.8  Provisions Binding, Etc. Except as herein otherwise provided, the
           -----------------------
terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant (except in the case of Tenant, only such successors and assigns as may be permitted hereunder) and,
           ----
if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and permitted assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. Any reference in this Lease to successors and assigns of Tenant shall not be construed to constitute a consent by Landlord to such assignment by Tenant.

     17.9  Recording. Tenant agrees not to record this Lease, but each party
           ---------
hereto agrees to execute a notice of lease in substantially the form attached hereto as Exhibit E, or such other form as may be mandated by the state and/or
          ---------
county in which the Property is located.

     In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. At Landlord's request, promptly upon expiration of or earlier termination of the Term, Tenant shall execute and deliver to Landlord a release of any document recorded in the real property records for the location of the Property evidencing this Lease, and Tenant hereby appoints Landlord Tenant's attorney-in-fact, coupled with an interest, to execute any such document if Tenant fails to respond to Landlord's request to do so within ten (10) days. The obligations of Tenant under this
Section 17.9 shah survive the expiration or any earlier termination of the Term.

     17.10 Notice. All notices or other communications required hereunder shall
           ------
be in writing and shall be deemed duly given if delivered in person (with receipt therefor), if sent by reputable overnight delivery or courier service (e.g., Federal Express) providing for receipted delivery, or if sent by certified or registered mail, return receipt requested, postage prepaid, to the following address:

           (a)  if to Landlord at Landlord's Address, to the attention of Karl
W. Weller, Managing Director, with a copy to Michael F. Burke, Esq., Peabody & Arnold LLP, 50 Rowes Wharf, Boston, Massachusetts 02110-3342.

           (b) if to Tenant, at Tenant's Address, with a copy to Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110, Attention: Real Estate Department.

     Receipt of notice or other communication shall be conclusively established by either (i) return of a return receipt indicating that the notice has been delivered; or (ii) return of the letter containing the notice with an indication from the courier or postal service that the addressee has refused to accept delivery of the notice. Either party may change its address for the giving of notices by notice to the other party given in accordance with this Section 17.10.

     17.11 When Lease Becomes Binding; Entire Agreement; Modification. The
           ----------------------------------------------------------
submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. This Lease is the entire agreement between Landlord and Tenant, and this Lease expressly supersedes any negotiations, considerations, representations and understandings and proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any Agent of Landlord shall alter, change or modify any of the provisions hereof.

     17.12 Headings and Interpretation of Sections. The article, section and
           ---------------------------------------
paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The provisions of this Lease shall be construed as a whole, according to their common meaning (except where a precise legal interpretation is clearly evidenced), and not for or against either party. Use in this Lease of the words "including," "such as," or words of similar import, when followed by any general term, statement or matter, shall not be construed to limit such term, statement or matter to the specified item(s), whether or not language of non-limitation, such as "without limitation" or "including, but not limited to," or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other terms or matters that could fall within a reasonably broad scope of such term, statement or matter.

     17.13 Dispute Resolution. In the event of a dispute between Landlord and
           ------------------
Tenant pursuant to this Lease (other than a dispute relating to the payment of Rent) the parties agree that prior to pursuing other available remedies (excluding giving notices of default), they will attempt to directly negotiate resolution of their dispute. If negotiation is unsuccessful, then they agree to participate in at least three (3) hours of mediation to be facilitated by a mediator mutually acceptable to them under the mediation procedures set by the mediator. The mediation session shall be conducted within thirty (30) days of the date on which the mediator receives the request to mediate. The costs of such mediation shall be shared equally by the parties.

     17.14 Financial Statements. Tenant shall, without charge therefor, at any
           --------------------
time, within ten (10) Business Days following a request by Landlord, deliver to Landlord, or to any other party designated by Landlord, a true and accurate copy of Tenant's most recent financial statements. All requests made by Tenant regarding subleases or assignments must be accompanied by the most recent financial statement of Tenant's prospective sublessee or prospective assignee.

     17.15 Waiver of Jury Trial. Landlord and Tenant hereby each waive trial by
           --------------------
jury in any action, proceeding or counterclaim brought by either against the other, on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises.

     17.16 Time Is of the Essence. Time is of the essence of each provision of
           ----------------------
this Lease.

     17.17 Multiple Counterparts. This Lease may be executed in multiple
           ---------------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

     17.18 Governing Law. This Lease shall be governed by the laws of the state
           -------------
in which the Property is located.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, as of the date first set forth above.

                             LANDLORD:

                             BCIA NEW ENGLAND HOLDINGS LLC, a Delaware limited liability company

                             By:  BCIA NEW ENGLAND HOLDINGS MASTER LLC, a
                                  Delaware limited liability company, its
                                  Manager

                                  By: BCIA NEW ENGLAND HOLDINGS MANAGER LLC, a Delaware limited liability company, its Manager

                                       By:  BCIA NEW ENGLAND HOLDINGS MANAGER
                                            CORP., a Delaware corporation, its
                                            Manager

                                            By:  /s/ Karl W. Weller
                                                 -------------------------------
                                                 Name:  Karl W. Weller
                                                 Title: Executive Vice President

                                            By:  /s/ William W. Kremer
                                                 -------------------------------
                                                 Name:  William W. Kremer
                                                        ------------------------
                                                 Title: Treasurer
                                                        ------------------------


                             TENANT:

                             SYCAMORE NETWORKS, INC.

                             By:  /s/ Frances M. Jewels
                                  ---------------------------------------------
                                  Name:  Frances M. Jewels
                                         --------------------------------------
                                  Title: Vice President of Administration and
                                         Finance

                             By:  /s/ Frances M. Jewels
                                  ---------------------------------------------
                                  Name:  Frances M. Jewels
                                         --------------------------------------
                                  Title: Treasurer

                                   EXHIBIT A

                          [PLAN OF LAND APPEARS HERE]

                                   EXHIBIT B
                           Legal Description of Land
                           -------------------------

          A certain parcel of land located in the City of Lowell, Massachusetts and the Town of Chelmsford, both in Middlesex County, Massachusetts, being shown as Parcel "A" on a "Compiled Plan of Land in Chelmsford and Lowell, Massachusetts" prepared for Interstate Executive Center Associates, c/o Dobroth & Fryer, Scale: 1" = 100', dated December 13, 1983, by Robert M. Gill & Associates, Inc., Civil Engineers and Surveyors, recorded with the North Middlesex Registry of Deeds in Plan Book 142, Plan No. 24.

     For title reference see deed to BCIA New England Holdings LLC recorded with the Middlesex North Registry of Deeds on June 23, 1999 at Book 10231, Page 153.

          Together with the right to use the area designated as Parking Easement A, the 30' Utility Easement and the Access Way Easement & Drainage Basement located on Parcel B as shown on the Plan for the purposes indicated in the Declaration of Easement, recorded with said Deeds in Book 2690, Page 464, as the same may be amended.

          Subject to easements, restrictions, and encumbrances of record insofar as in force and applicable.

                                  EXHIBIT C
                              Operating Expenses
                              ------------------


A.   Operating Expenses shall include the following, without limitation:

     1. All expenses incurred by Landlord or Landlord's Agents which shall be directly related to employment of personnel in connection with the operation, repair, maintenance, cleaning and protection of the Property, including without limitation, amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord's Agents pursuant to any collective bargaining agreement for the services of such personnel of Landlord or Landlord's Agents, including, without limitation, day and night supervisors, managers, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel at or below the level of the Property's manager engaged in supervision of any of the persons mentioned above; provided that, if any such personnel are also employed on other property of Landlord or on other property managed by Landlord's Agents, any such expenses associated with such personnel shall be suitably prorated among the Property and such other properties.

     2. The cost of services, utilities, materials and supplies furnished or used in the operation, repair, replacement, maintenance, cleaning, repaving, management and protection of the Property, or any portion thereof, and the access roads, utilities and other facilities servicing or benefitting the Property alone or in common with other properties in the Park, if applicable, and real estate taxes and betterment assessments with respect to the Park, which costs associated with such common access roads, utilities and other facilities and real estate taxes and betterment assessments with respect to the Park shall be allocated as set forth in any agreements governing the Park, or if none, then equitably among the Property and the other properties in the Park, including without limitation, such operation, repairs, replacements, maintenance, snow plowing, landscaping, cleaning, repaving, management and protection as are required to comply with Applicable Laws.

     3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord or managed by Landlord's Agents, such costs shall be equitably allocated among the Property and such other properties.

     4. Where the Property is managed by Landlord or an affiliate of Landlord, an annual sum equal to the amounts customarily charged by management firms in the metropolitan Boston (suburban) area for similar properties, whether or not actually paid, or where managed by a business organization other than Landlord or an affiliate thereof, the amounts paid for management of the Property, not to exceed the amount customarily charged by management firms which manage similar properties in the metropolitan Boston (suburban) area of Boston, together with, in either case, out-of-pocket expenses for legal and other professional services relating to the Property, but excluding such expenses and any commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Property.

5. Premiums for (a) insurance against damage or loss to the Property from such hazards as Landlord shall reasonably determine, including, but not by way of limitation, insurance covering loss of rent, for a period not to exceed one year, attributable to any such hazards, and (b) public liability insurance.

6. Notwithstanding any provision of this Lease, but subject to Section B of this Exhibit C, if, during the Term of this Lease, Landlord shall incur any
          ---------
     Operating Expense properly classified as a capital expenditure according to generally accepted accounting principles and customary management practices, Operating Expenses for the Operating Year in which such capital expenditure was incurred and Operating Expenses for each succeeding Operating Year during the Term shall include, with respect to such capital expenditure, the annual charge-off with respect thereto. Notwithstanding any provision of this Lease to the contrary, including without limitation,
     Section 8.1 hereof, Landlord shall not be required to make any capital expenditures unless the Landlord, in its reasonable discretion, determines that the same is necessary. The annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Property is located, but in no event less than 12% per annum, by the number of years of useful life of the capital expenditure or expenditures; and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and customary management practices in effect at the time of making such expenditure. Notwithstanding the foregoing, if any individual capital expenditure shall be less than $25,000.00, the same shall not be included in the annual charge-off but rather shall be directly included in full in Operating Expenses for the Operating Year in which it was made.

7. Costs for electricity, water and sewer use charges, gas and other utilities supplied to the Property and not paid for directly by tenants.

8. Betterment assessments, provided the same are apportioned equally over the longest period permitted by law, and to the extent, if any, not included in Taxes.

9. Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

B. Notwithstanding any contrary provision of this Lease, Operating Expenses shall not include costs or expenses relating to the following (but the exclusion of such costs and expenses from Operating Expenses shall not limit or affect any covenants or obligations of Tenant or the rights or remedies of Landlord under this Lease not related to Operating Expenses, including without limitation, the right to receive payments from Tenant under any provision of this Lease not related to Operating Expenses):

     1. All expenses, including without limitation, expenses of the nature specified in Section A(1) of this Exhibit C, incurred by Landlord or Landlord's Agents related to employment of personnel above the level of the Property's manager.

     2. Any commercial concession operated by Landlord, including without limitation, any observatory, broadcasting facility, luncheon club, theater, cafeteria, convenience store or exercise facility.

     3. General administrative overhead of Landlord or Landlord's Agents (but the foregoing shall not exclude items specifically referred to in Section A above).

     4. Formation and operation of Landlord as a legal identity (as distinguished from the costs of operation of the Property) and defending Landlord's title to or interest in the Property, including without limitation attorneys' fees related thereto.

     5. Payments to subsidiaries or affiliates of Landlord for services rendered to the Property to the extent such payments exceed the amounts therefor customarily charged in the metropolitan Boston (suburban) area for similar properties.

     6. Management fees to the extent in excess of the amounts therefor customarily charged in the metropolitan Boston (suburban) area for similar properties.

     7.   Depreciation.

     8. Taxes (which are to be paid by Tenant in accordance with Section 9.1(a)(ii) of this Lease).

     9. Principal, interest or other charges relating to indebtedness secured by a mortgage or security interest covering any portion of the Property, and payments of rent and other charges under any ground lease or superior lease covering any portion of the Property.

     10. Any expenditures on account of Landlord's acquisition of air or development rights.

     11. Any construction of additional rentable area of the Property unless pursuant to an amendment of this Lease executed by Tenant.

     12. New improvements to the Property, the Park or any public roads, utilities or other facilities required to be undertaken by Landlord or the owner of the common facilities of the Park under a development agreement with any Governmental Authority.

     13. New amenities added to the Property or the Park (but replacements and upgrades of current facilities shall be included in Operating Expenses).

     14. Repairs and replacements arising out of a fire or other casualty or an exercise of eminent domain affecting the Property or the Park (other than the amount of a commercially reasonable deductible), whether or not the proceeds of insurance of any condemnation award are recovered or adequate to pay for such repairs or replacements.

     15. Repairs or replacements that are the obligation of another tenant or occupant of the Property or the Park.

     16. Any items (i) with respect to which Landlord has the right to receive reimbursement in the form of insurance proceeds under Landlord's insurance policy, or (ii) with respect to which Landlord actually receives reimbursement Tom a third party, it being understood that if such an amount has been included in Operating Expenses and thereafter Landlord is so reimbursed, upon such reimbursement from a third party, Tenant shah receive a credit against Rent up to the amount thereof paid by Tenant to Landlord.

     17. Leasehold improvements, alterations and decorations made in connection with the preparation of any portion of the Property leased to a new tenant.

     18. Any utility or other service used or consumed in any portion of the Building leased to any new tenant or occupant, including without limitation, gas, electricity, telephone and telecommunications services, water and sewer, if Tenant's use or consumption of such utility or other services at the Premises is separately metered or sub-metered or separately charged to Tenant.

     19. The costs of (i) any investigations, monitoring, tests and evaluations (including without limitation, with respect to license, permit or inspection fees in connection therewith) regarding the presence, nature or extent of any Hazardous Materials, (ii) any efforts to remediate any such Hazardous Materials, and (iii) any efforts to rectify any condition existing at the Property on the date hereof in order to render the Property in compliance with Environmental Laws; provided, however that in no event shall this exclusion from Operating Expenses limit or affect the obligations of Tenant under Section 16.4 or the rights and remedies of Landlord under this Lease for any violation by Tenant thereof.

     20. Costs (including without limitation, attorneys' fees and disbursements) incurred in connection with any judgment, settlement or arbitration award resulting from any tort for which Landlord is liable.

21. Efforts to lease portions of the Property or to procure new tenants for the Property (except in the event of a Default of Tenant), including advertising expenses, leasing commissions and attorney's fees.

22. Preparation, negotiation and/or enforcement of new leases or the resolution of disputes with tenants, including court costs and attorneys' fees and disbursements in connection with any summary proceeding to dispossess any tenant, or incurred in connection with disputes with prospective tenants, employees, consultants, management agents, leasing agents, purchasers or mortgagees.

                                   EXHIBIT D
                       Rules and Regulations of Building
                       ---------------------------------

A.  The following regulations are generally applicable:

     1. The public sidewalks, entrances, passages, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant (except as necessary for deliveries) or used for any purpose other than ingress and egress to and from the Premises.

     2. No awnings, curtains, blinds, shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the Premises or any outside wall of the Building. Such awnings, curtains, blinds, shades, screens or other projections must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

     3. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

     4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or like substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

     5. Tenant shall not use the premises or any part thereof or permit the Premises or any part thereof to be used for any use other than the Permitted Use. Tenant shall not use the Premises or any part thereof or permit the Premises or any part thereof to be used as a public employment bureau or for the sale of property of any kind at auction, except in connection with Tenant's business.

     6. Tenant must, upon the termination of its tenancy, return to the Landlord all locks, cylinders and keys to offices and toilet rooms of the Premises.

     7. No motor vehicles or animals of any kind shall be brought into or kept in or about the Building.

     8. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or any neighboring building or premises or those having business with them whether by use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors, windows or skylights or down the passageways.

     9. The regulations set forth in Attachment I to this Exhibit, which is by this reference made a part hereof, are applicable to any Alterations being undertaken by or for Tenant in the Premises pursuant to Section
          6.2 of the Lease:

                           ATTACHMENT I TO EXHIBIT D
                  Rules and Regulations for Tenant Alterations
                  --------------------------------------------

1.        General
          -------

          a. All Initial Work and Alterations made by Tenant in, to or about the Premises (collectively, for the purpose of this Exhibit only, the "Alterations") shall be made in accordance with the requirements of this Exhibit and by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. Upon Tenant's request, Landlord shall provide Tenant with a list of general contractors and subcontractors for each major trade that are acceptable to Landlord; thereafter, Tenant may use any contractor or subcontractor on such list until Landlord notifies Tenant in writing that any such contractor or subcontractor is no longer acceptable to Landlord. Except with respect to Minimal Alterations, Tenant shall, prior to the commencement of any work, submit for Landlord's written approval, complete plans for the Alterations, with full details and specifications for all of the Alterations, in compliance with Section 4 below.

          b. Alterations must comply with the Building Code applicable to the Property and the requirements and rules and regulations of any Governmental Authorities.

          c. No work shall be permitted to commence before Tenant obtains and furnishes to Landlord copies of all necessary licenses and permits from all Governmental Authorities having jurisdiction.

          d. All demolition, removals or other categories of work that may materially disturb or interfere with the business operations of other tenants or materially interfere with Building operations, must be scheduled and performed before or after normal business hours, and Tenant shall provide Landlord's Managing Agent with at least 24 hours' notice prior to proceeding with such work.

          e. All requests, inquiries, submissions, approvals and all other matters relating to Alterations shall be processed through Landlord's Managing Agent.

          f. All work, if performed by a contractor or subcontractor, shall be subject to reasonable supervision and inspection by Landlord's representative. Such supervision and inspection shall be at Tenant's sole expense and Tenant shall pay Landlord's reasonable charges for such supervision and inspection.

2.        Prior to Commencement of Work
          -----------------------------

          a. Tenant shall submit to the Building manager a request to perform any Alterations other than Minimal Alterations. The request shall include four complete sets of plans and specifications, conforming to the requirements of this Exhibit D, properly stamped by a registered architect or professional engineer. Before commencing any Alterations, Tenant shall deliver to Landlord the following items:

          (1) A list of Tenant's contractors and/or subcontractors for Landlord's approval.

          (2)    A properly executed building permit application form.

          (3) Four executed copies of the Insurance Requirements Agreement in the form attached to this Exhibit as Attachment II and made a part hereof from Tenant's contractor and, if requested by Landlord, from the contractor's subcontractors.

          (4) Contractor's and subcontractor's insurance certificates, evidencing coverage including an indemnity in accordance with the Insurance Requirements Agreement.

     b. Within ten (10) Business Days after receiving Tenant's initial request for Landlord's consent and approval of plans and specifications for Alterations and within five (5) Business Days after receiving any revised plans and specifications submitted in response to a prior disapproval by Landlord, Landlord will return the following to Tenant:

          (1) A letter of approval or disapproval of Tenant's plans and specifications, which approval shall not be unreasonably withheld or conditioned, with a specific, detailed explanation of each reason for any disapproval (such approval or comments shall not constitute a waiver of approval of Governmental Authorities).

          (2)    Two fully executed copies of the Insurance Requirements
                 Agreement.

     c. Landlord's approval of the plans, drawings, specifications or other submissions in respect of any Alterations shall create no liability or responsibility on the part of Landlord for their completeness, design sufficiency or compliance with requirements of any Applicable Laws.

     d. Tenant shall obtain a building permit from the Building Department and necessary permits from other Governmental Authorities. Tenant shall be responsible for keeping current all permits. Tenant shall submit copies of all approved plans and permits to Landlord and shall post the original permit on the Premises prior to the commencement of any work.

3.   Requirements and Procedures
     ---------------------------

     a. All structural and floor loading requirements of Tenant shall be subject to the prior approval of Landlord's structural engineer, which approval shall not be unreasonably withheld, delayed or conditioned, at Tenant's sole cost and expense. Landlord shall obtain the approval or disapproval (and the reasons for any disapproval) of its structural engineer before returning to Tenant Landlord's letter of approval or disapproval under Section 2(b)(l) of this Exhibit C.
     ---------

     b. All mechanical (i.e., HVAC, plumbing and sprinkler) and electrical requirements shall be subject to the approval of Landlord's mechanical and electrical engineers and with contractors approved by Landlord as aforesaid, which approval shall not be unreasonably withheld, delayed or conditioned. When necessary, Landlord will require engineering and shop drawings, which drawings must be approved by Landlord before work is started. Landlord shall obtain the approval or disapproval (and the reasons for any disapproval) of its mechanical and electrical engineers before returning to Tenant Landlord's letter of approval or disapproval under Section 2(b)(l) of this Exhibit C.
                                                      ---------

     c. If shutdown of risers and mains for electrical, life safety system, HVAC, sprinkler and plumbing work or other work in mechanical equipment room is required, Tenant shall give notice to Landlord at least twenty-four (24) hours in advance, and Landlord shall have the right to have its representative supervise the same.

     d.     Tenant's contractor shall:

         (1)    have a superintendent or foreman on the Premises at all times;

         (2) police the job at all times, continually keeping the Premises orderly;

         (3) maintain cleanliness and protection of all areas, including elevators (if any) and lobbies.

         (4) protect the front and top of all peripheral HVAC units and thoroughly clean them at the completion of work;

         (5) block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air conditioning system; and

         (6)    avoid the disturbance of other tenants.

     e. If Tenant's contractor performs any Alterations negligently, Tenant shall cause any defective work to be corrected to Landlord's reasonable satisfaction.

     f. All equipment and installations must be equal to, or exceed, the standards of the other equipment and installations generally present in the Building. Any deviation from such standards will be permitted only if indicated or specified on the plans and specifications and approved by Landlord.

     g. If provided by Tenant's engineer or if required by Applicable Laws, then upon completion of all HVAC work from time to time, Tenant shall submit to Landlord a properly executed air balancing report signed by a professional engineer.

     h. Upon completion of the Alterations, Tenant shall submit to Landlord a permanent certificate of occupancy, if such a certificate is required by law upon completion of the same, and final approval by any other Governmental Authorities having jurisdiction.

          i. Except with respect to Minimal Alterations, Tenant shall submit to Landlord a final "as-built" set of drawings showing all items of the Alterations in full, detail, in both hard copy and electronic form.

          j. Additional and differing provisions in the Lease, if any, will be applicable and will take precedence.

     4.   Standards for Plans and Specifications.
          --------------------------------------

     Whenever Tenant shall be required by the terms of the Lease (including this Exhibit) to submit plans to Landlord in connection with any Alterations, such plans shall include at least the following:

          a. Floor plan indicating location of partitions and doors with details of partition and door types).

          b. Location of standard electrical convenience outlets and telephone outlets.

          c. Location and details of special electrical outlets (e.g. photocopiers, etc).

          d. Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

          e. Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

          f. Location and specifications of floor covering, paint or paneling with paint colors referenced to standard color system.

          g. Finish schedule plan indicating wall covering, paint, or paneling with paint colors referenced to standard color system.

          h. Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

          i. Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

               Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.)

          k.   Location and weights of storage files.

          1.   Location of any special soundproofing requirements.

          m. Location and details of special floor areas exceeding 50 pounds of live load per square foot.

          n. All structural, mechanical, plumbing and electrical drawings, to be prepared by the base building consulting engineers, necessary to complete the Premises in accordance with Tenant's Plans.

          o. All drawings to be uniform size (30" x 46") and shall incorporate the standard project electrical and plumbing symbols and be at a scale of l/8" = 1' or larger.

          p. All drawings shall be stamped by an architect (or, where applicable, an engineer) licensed in the jurisdiction in which the Property is located and without limiting the foregoing, shall be sufficient in all respects for submission to applicable authorities in connection with a building permit application.

                          Attachment II to Exhibit D
                      Contractor's Insurance Requirements
                      -----------------------------------

Building:

Landlord: BCIA New England Holdings LLC

Tenant:

Premises:

The undersigned contractor or subcontractor ("Contractor") has been hired by the tenant named above (hereinafter called "Tenant") of the Building named above (or by Tenant's contractor) to perform certain work ("Work") for Tenant in the Premises identified above. Contractor and Tenant have requested the landlord named above ("Landlord") to approve the performance by Contractor of all or a portion of the Work, and Landlord grants such approval upon and subject to the following terms and conditions:

     1. Contractor agrees to indemnify and save harmless Landlord and Landlord's Agents and their respective affiliates, subsidiaries and partners, and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys' fees, related to personal injuries, bodily injury (including death at any time resulting therefrom) and loss of or damage to property, arising out of that portion of the Work performed by Contractor or any subcontractor of Contractor, the performance of such portion of the Work or the presence in, about or upon the Building of the subcontractors, employees, materials or equipment of Contractor or any subcontractor of Contractor, except to the extent arising out of the negligence or willful misconduct of Landlord or Landlord's Agents.

     2. Contractor shall provide and maintain at its own expense, until completion of the Work, the following insurance:


          a. Workmen's Compensation and Employer's Liability Insurance covering each and every workman employed in, about or upon the Premises, as provided for in each and every statute applicable to Workmen's Compensation and Employers' Liability Insurance.

          b. Comprehensive General Liability Insurance including coverages for Protective and Contractual Liability (to include coverage for the indemnification clause of this Agreement) for not less than the following limits:

               Personal Injury:

               $2,000,000 per person
               $4,000,000 per occurrence

               Property Damage:
               $3,000,000 per occurrence
               $3,000,000 aggregate

          c. Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the
     Work) for not less than the following limits:


               Bodily Injury:
               $1,000,000 per person
               $1,000,000 per occurrence

               Property Damage:
               $1,000,000 per occurrence

     Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord ten (10) days' prior written notice of the cancellation of any of the foregoing policies.

     3. Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:

          a. Comprehensive General Liability Insurance including Protective and Contractual Liability coverages with limits of liability at least equal to the limits stated in paragraph 2(b).

          b. Comprehensive Automobile Liability Insurance (covering a11 owned, non-owned and/or hired motor vehicles to be used in connection with the
     Work) with limits of liability at least equal to the limits stated in paragraph 2(c).

     Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute a Contractor's Insurance Requirements agreement in the same form as this Agreement.

     Agreed to and executed this day of _______________,___________

                                           Contractor:_________________________

                                           By:_________________________________

                                           By:_________________________________

                                           By:_________________________________

                                  EXHIBIT E
                            Form of Notice of Lease
                            -----------------------

     Pursuant to Massachusetts General Laws, Chapter 183, Section 4, notice is hereby given of the following Lease:

Landlord:    BCIA New England Holdings LLC, a Delaware limited liability company, having a principal place of business at c/o Boston Capital
             Institutional Advisors LLC, One Boston Place, Boston,
             Massachusetts 02108.

Tenant: Sycamore Networks, Inc., a Delaware corporation, having its principal office at 150 Apollo Drive, Chelmsford, Massachusetts 01824.

Date of
Lease:       As of October 27, 2000.

Description
of
Leased
Premises:    The building commonly known and numbered as One Executive Drive,
             Chelmsford, Massachusetts, located at the land more particularly described on Exhibit A attached hereto, together with the appurtenant, non-exclusive right to use, in common with others entitled thereto, the easements, rights of way or other rights, if any, which are appurtenant to said building and land pursuant to any recorded documents evidencing such easements or rights. For
             Landlord's title, see deed recorded with the Middlesex North
             Registry of Deeds at Book 10231, l Page 153.

Term of
Lease: The term of the Lease begins on the date on which Landlord delivers to Tenant at least one full floor of said building, free of all tenants and occupants, and shall expire on the Expiration Date. The "Expiration Date" is the day immediately preceding the tenth anniversary of the day on which Landlord delivers to Tenant, free of tenants and occupants, the last full floor of said building, except that, if such delivery occurs on a day other than the first day of a calendar month, the Expiration Date shall be the last day of the calendar month in which such anniversary falls.

     This instrument is executed as notice of the aforesaid Lease and is not intended, nor shall it be deemed, to vary or govern the interpretation of the terms and conditions thereof.

          EXECUTED as a sealed instrument as of the 27/th/ day of October, 2000.

                    LANDLORD:

                    BCIA NEW ENGLAND HOLDINGS LLC, a Delaware limited liability company

                    By: BCIA NEW ENGLAND HOLDINGS MASTER LLC, a Delaware
                        limited liability company, its Manager

                        By: BCIA NEW ENGLAND HOLDINGS MANAGER
                            LLC, a Delaware limited liability company, its
                            Manager

                            By: BCIA NEW ENGLAND HOLDINGS
                                MANAGER CORP., a Delaware corporation,
                                its Manager


                             By:
                                ---------------------------------
                             Name: Karl W. Weller
                             Title: Executive Vice President


                             By:
                                ---------------------------------
                             Name:
                                  -------------------------------
                             Title:
                                   ------------------------------


          TENANT:

          SYCAMORE NETWORKS, INC., a Delaware corporation

          By:
             ---------------------------------
          Name:
               -------------------------------
          Title: President/Vice President


          By:
             ---------------------------------
          Name:
               -------------------------------
          Title: Treasurer/Assistant Treasurer

STATE OF
        -------------------

COUNTRY OF                                                      October___, 2000
         ------------------

     Then personally appeared the above-named Karl W. Weller, as Executive Vice President of BCIA New England Holdings Manager Corp., as Manager of BCIA New England Holdings Manager LLC, as Manager of BCIA New England Holdings Master LLC, as Manager of BCIA New England Holdings LLC, and acknowledged the foregoing to be his free act and deed in such capacity, and the free act and deed of such entities, before me


(SEAL)                                  ---------------------------------
                                        Notary Public

                                        ---------------------------------
                                        Print name of notary

                                        My Commission Expires:
                                                              -----------

                                   EXHIBIT F


                    [FORM OF LETTER OF CREDIT APPEARS HERE]

                                   EXHIBIT G

                                 Form of SNDA
                                 ------------


                        SUBORDINATION, NON-DISTURBANCE,
                           AND ATTORNMENT AGREEMENT

     THIS AGREEMENT is made and entered into as of the______day of October, 2000 by and between THE CHASE MANHATTAN Bank, as Trustee under that certain Pooling and Servicing Agreement dated as of November 1, 1999 for Certificateholders of the Office Finance Corp Commercial Mortgage Pass-Through Certificates Series 1999-FL1 ("Mortgagee"), and Sycamore Networks, Inc., a Delaware corporation ("Lessee").

                           R E C I T A L S :

     A. Mortgagee has made a loan (the "Loan") to BCIA New England Holdings LLC, a Delaware limited liability company ("Borrower"), secured by the Borrower's interest in the real property known and numbered One Executive Drive, Chelmsford, Massachusetts, and more particularly described in Exhibit A attached
                                                              ---------
hereto and incorporated herein by reference (said real property and improvements being herein called the "Project"), such Loan being secured by a Deed of Trust and Security Agreement dated as of June 22, 1999 (the "Mortgage"), and recorded with the Middlesex North Registry of Deeds in Book 10231, Page 192, which Mortgage constitutes a lien or encumbrance on the Project; and

     B. Lessee is the holder of a leasehold estate in and to the Project, under that Lease (the "Lease") dated__________, 2000, executed by Borrower, as Landlord (Borrower being sometimes hereinafter called "Lessor"), and Lessee, as Tenant; and

     C. Lessee and Mortgagee desire to confirm their understandings with respect to the Lease and the Mortgage.

                          A G R E E M E N T :

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, Lessee and Mortgagee agree and covenant as follows:

          1.  Non-Disturbance. Mortgagee agrees that it will not disturb the
              ---------------
possession of Lessee under the Lease upon any judicial or non-judicial foreclosure of the Mortgage or upon acquiring title to the Project or Lessor's interest under the Lease by deed-in-lieu of foreclosure, or otherwise, if the Lease is in full force and effect and Lessee is not then in default under the Lease after any required notice and beyond any applicable cure period, and that Mortgagee will recognize Tenant's rights and interests under the Lease and accept the attornment of Lessee thereafter so long as Lessee is not in default under the Lease.

          2.  Attornment. Subject to Section 3 of this Agreement, the interests
              ----------
of Lessor in and to the Project are owned by Mortgagee by reason of any deed-in-lieu of foreclosure, judicial foreclosure, sale pursuant to any power of sale or other proceedings brought by it or by any other manner, including, but not limited to, Mortgagee's exercise of its rights under any assignment of leases and rents, and Mortgagee succeeds to the interest of Lessor under the Lease, Lessee shall be bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extension thereof duly exercised by Lessee with the same force and effect as if Mortgagee were the Lessor under the Lease; and Lessee does hereby attorn to Mortgagee, as its lessor, said attornment to be effective and self-operative, without the execution of any further instruments on the part of any of the parties hereto, immediately upon Mortgagee's succeeding to the interest of Lessor under the Lease; provided, however, that Lessee shall be under no obligation to pay rent to Mortgagee until Lessee receives written notice from Mortgagee that Mortgagee has succeeded to the interest of the Lessor under the Lease or otherwise has the right to receive such rents. The respective rights and obligations of Lessee and Mortgagee upon such attornment, to the extent of the then remaining balance of the term of the Lease, shall be and are the same as now set forth therein, it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference, with the same force and effect as if set forth in full herein.

          3.  Mortgagee's Obligations. If Mortgagee shall succeed to the
              -----------------------
interest of Lessor under the Lease or Lessor's title to the Project by foreclosure, deed in lieu of foreclosure or otherwise, Mortgagee, subject to the last sentence of this Paragraph 3, shall be bound to Lessee under all of the terms, covenants and conditions of the Lease; provided, however, that Mortgagee shall not be:

               (a) Liable for any act or omission of any prior lessor (including Lessor), except for the obligation to remedy any default by Landlord under the Lease resulting in a continuing condition which affects Tenant's use and occupancy of the Project; or

               (b) Subject to the offsets or defenses which Lessee might have against any prior lessor (including Lessor); or

               (c) Bound by any rent or additional rent or advance rent which Lessee might have paid for more than the current month and the next succeeding month to any prior lessor (including Lessor), and all such rent shall remain due and owing, notwithstanding such advance payment; or

               (d) Bound by any security or advance rental deposit made by Lessee which is not delivered or paid over to Mortgagee and with respect to which Lessee shall look solely to Lessor for refund or reimbursement;

               (e) Except for any termination, amendment or modification made in accordance with the express terms of the Lease, bound by any termination, amendment or modification of the Lease made without its consent and written approval, which consent and approval shall not be unreasonably withheld, delayed or conditioned;

               (f) Liable under any warranty of construction contained in the Lease or any implied warranty of construction; or

               (g) Liable for the performance or completion of any construction obligations under the Lease or for any loan or contribution or rent concession towards construction of the Project pursuant to the Lease.

Neither THE CHASE MANHATTAN BANK, as Trustee under that certain Pooling and Servicing Agreement dated as of November 1, 1999 for Certificateholders of the Office Finance Corp Commercial Mortgage Pass-Through Certificates Series 1999-FLl, nor any other party who from time to time shall be included in the definition of Mortgagee hereunder, shall have any liability or responsibility under or pursuant to the terms of this Agreement after it ceases to own an interest in the Project. Nothing in this Agreement shall be construed to require Mortgagee to see to the application of the proceeds of the Loan, and Lessee's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing the Loan. Lessee acknowledges that Mortgagee is obligated only to Borrower to make the Loan only upon the terms and subject to the conditions set forth in the Loan Agreement between Mortgagee and Borrower pertaining to the Loan. In no event shall Mortgagee or any purchaser of the Project at foreclosure sale or any grantee of the Project named in a deed-in-lieu of foreclosure, nor any heir, legal representative, successor, or assignee of Mortgagee or any such purchaser or grantee (collectively the Mortgagee, such purchaser, grantee, heir, legal representative, successor or assignee, the "Subsequent Landlord") have any personal liability for the obligations of Lessor under the Lease beyond its estate or property in the Project and any proceeds of insurance attributable to the Property and should the Subsequent Landlord succeed to the interests of the Lessor under the Lease, Tenant shall look only to the estate and property of any such Subsequent Landlord in the Project and any proceeds of insurance attributable to the Property for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Subsequent Landlord as landlord under the Lease, and no other property or assets of any Subsequent Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to the Lease; provided, however, that the Lessee may exercise any other right or remedy provided thereby or by law in the event of any failure by Lessor, Mortgagee or the subsequent Landlord to perform any obligation under the Lease.

          4.  Subordination. Subject to Section 3 of this Agreement, the Lease
              -------------
and all rights of Lessee thereunder are subject and subordinate to the lien and the terms of the Mortgage and to any and all advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions of the Mortgage. This provision is acknowledged by Lessee to be self-operative and no further instrument shall be required to effect such subordination of the Lease. Lessee shall, however, upon demand at any time or times execute, acknowledge and deliver to Mortgagee any and all instruments and certificates that in Mortgagee's reasonable judgment may be necessary or proper to confirm or evidence such subordination. However, notwithstanding the generality of the foregoing provisions of this paragraph, Lessee agrees that Mortgagee shall have the right at any time to subordinate the Mortgage to the Lease.

          5.  New Lease. Upon the written request of either Mortgagee or Lessee
              ---------
to the other given at the time of, or any time after, any foreclosure, trustee's sale or conveyance in lieu thereof, the parties agree to execute a lease of the Project upon the same terms and conditions as the Lease between Lessor and Lessee, which lease shall cover any unexpired term of the Lease existing prior to such foreclosure, trustee's sale or conveyance in lieu of foreclosure.

          6.  Notice. Lessee agrees to give written notice to Mortgagee of any
              ------
default by Lessor or Borrower under the Lease not less than thirty (30) days prior to terminating the Lease. Except for Lessee's rights to terminate the Lease under Sections 4.1,4.2, and 12.1 of the Lease, Lessee further agrees that it shall not terminate the Lease as a remedy for default by Landlord under the Lease provided such default is cured within such thirty (30) days; provided, however, that if such default cannot by its nature be cured within thirty (30) days, then Lessee shall not terminate the Lease as a remedy for such default, provided the curing of such default is commenced within such thirty (30) days and is diligently prosecuted thereafter. Such notices shall be delivered by certified mail, return receipt requested to:

              GE Capital Loan Services, Inc.
              363 North Sam Houston Parkway East, Suite 1200
              Houston, Texas 77060
              Attention: Pat McEntee

              and

              General Electric Capital Corporation
              Long Ridge Road
              Stamford, Connecticut 06927
              Attention: Vice President, Securitizations

          7.  Mortgagee. The term "Mortgagee" shall be deemed to include THE
              ---------
CHASE MANHATTAN BANK, as Trustee under that certain Pooling and Servicing Agreement dated as of November 1, 1999 for Certificateholders of the Office Finance Corp Commercial Mortgage Pass-Through Certificates Series 1999-FL1 and any of its successors and assigns, including anyone who shall have succeeded to Lessor's interest in and to the Lease and the Project by, through or under judicial foreclosure or sale under any power or other proceedings brought pursuant to the Mortgage, or deed in lieu of such foreclosure or proceedings, or otherwise.

          8.  Estoppel. Lessee hereby certifies, represents and warrants to
              --------
Mortgagee that:

              (a) That the Lease is a valid lease and in full force and effect. That there is no existing default in any of the terms and conditions thereof and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default;

              (b) That the Lease has not been amended, modified, supplemented, extended, renewed or assigned, and represents the entire agreement of the parties;

              (c) That, except as provided in the Lease, Lessee is entitled to no rent concessions or abatements;

              (d) That Lessee shall not pay rental under the Lease for more than one (1) month in advance. Lessee agrees that Lessee shall, upon written notice by Mortgagee, pay to Mortgagee, when due, all rental under the Lease;

              (e) That all obligations and conditions under the Lease to be performed to date have been satisfied, free of defenses and set-offs;

              (f) That Lessee has not received written notice of any claim, litigation or proceedings, pending or threatened, against or relating to Lessee, or with respect to the Project, which would affect its performance under the Lease. Lessee has not received written notice of any violations of any federal, state, county or municipal statutes, laws, codes, ordinances, rules, regulations, orders, decrees or directives relating to the use or condition of the Project or Lessee's operations thereon.

          9.  Landlord's Consent. By executing this Agreement, Borrower consents
              ------------------
to any payments to Mortgagee of any rental under the Lease after any such notice by Mortgagee, and Borrower shall credit any such payments made by Lessee to Mortgagee against Lessee's rental obligations under the Lease.

          10. Modification and Successors. This Agreement may not be modified
              ---------------------------
     orally or in any manner other than by an agreement, in writing, signed by the parties hereto and their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

          11. Counterparts. This Agreement may be executed in several
              -----------
counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MORTGAGEE:               THE CHASE MANHATTAN BANK, as Trustee under that certain
                         Pooling and Servicing Agreement dated as of November 1,
                         1999 for Certificateholders of the Office Finance Corp
                         Commercial Mortgage Pass-Through Certificates Series
                         1999-FL1

                         By: GE CAPITAL LOAN SERVICES, INC., as Servicer
                             pursuant to that certain Pooling and Servicing Agreement dated as of November 1, 1999 for Certificateholders of the Office Finance Corp Commercial Mortgage Pass-Through Certificates Series 1999-FL1.

                             By:____________________________
                             Name:
                             Title:


LESSEE:                      SYCAMORE NETWORKS, INC.

                             By:____________________________
                             Name:
                             Title:

BORROWER:                BCIA NEW ENGLAND HOLDINGS LLC, a Delaware
                         limited liability company

                         By: BCIA NEW ENGLAND HOLDINGS MASTER
                             LLC, a Delaware limited liability company, its Manager

                             By: BCIA NEW ENGLAND HOLDINGS
                                 MANAGER LLC, a Delaware liability company,
                                 its Manager

                                 By: BCIA NEW ENGLAND HOLDINGS MANAGER CORP., a
                                     Delaware corporation, its Manager


                                     By:______________________
                                        Name: Karl W. Weller
                                        Title: Executive Vice President

STATE OF ___

COUNTY OF __

     This instrument was acknowledged before me on this ____ day of _______ by _______________, _____ by _______________________, as _____________________
of GE CAPITAL LOAN SERVICES, INC., a Delaware corporation, on behalf of said corporation.




(SEAL)                         _______________________________________
                               Notary Public in and for
                               the State of _________

                               _______________________________________
                               Print name of notary: _________________
                               My Commission Expires: ________________



                        COMMONWEALTH OF MASSACHUSETTS
______________,ss                                               _________, 2000

     Then personally appeared the above-named, __________________, as ______________ of Sycamore Networks, Inc., a Delaware corporation, and acknowledged the foregoing instrument to his/her free act and deed in such capacity and the free act and deed of said corporation, before me
                               ________________________________________
                               Notary Public: _________________________
                               My commission expires: _________________


                         COMMONWEALTH OF MASSACHUSETTS

______________,ss                                              __________, 2000

     Then personally appeared the above-named, Karl Weller, as Executive Vice President of BOLA New England Holdings Manager Corp. and acknowledged the foregoing instrument to be his free act and deed in such capacity and the free act and deed of said corporation, before me

                               _______________________________________
                               Notary Public:_________________________
                               My commission expires:_________________